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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
Brinker International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6820 LBJ Freeway
Dallas, Texas 75240
(972) 980-9917

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held October 30, 2008

September 11, 2008

Dear Shareholder:

        We invite you to attend the annual meeting of shareholders of Brinker International, Inc. to be held at 10:00 a.m. (Dallas time), on Thursday, October 30, 2008, at the Cinemark 17 Theater, located at 11819 Webb Chapel Road, Dallas, Texas 75234. At the meeting, we will: (1) elect ten (10) directors for one-year terms; (2) vote on the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal 2009 year; (3) vote on an amendment to the Company's Stock Option and Incentive Plan; (4) vote on a shareholder proposal; and (5) conduct any other business properly presented at the meeting.

        Your Board of Directors has chosen September 2, 2008 as the date used to determine the shareholders who will be able to attend and vote at the annual meeting. If you own shares in Brinker, at the end of business on that day, you are invited to attend the annual meeting. Seating at the meeting will be limited to Brinker's shareholders, proxy holders and invited guests of Brinker. If you own your shares in your own name, please bring photo identification to the meeting. If you hold your shares through a bank, broker or other third party, please bring photo identification and a current statement from that party showing your ownership. Please note that cameras, recording equipment and other electronic devices will not be permitted at the meeting.

        Your vote is important. If you decide not to attend the annual meeting, you may vote on these proposals by proxy. To do so, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials you received, over the Internet or by telephone after your review of proxy materials at www.proxyvote.com (by using your 12-digit control number on the Notice of Internet Availability of Proxy Materials to access the website) or, upon your request, receipt of hard copies of proxy materials. We ask that you cast your vote as promptly as possible. You may also request a paper copy of the proxy card to submit your vote, if you prefer. We encourage you to vote by Internet. It is convenient and saves us significant postage and processing costs.

        Whether or not you plan to be present at the meeting, please take the time to vote, by Internet, telephone or mailing in your proxy. If you have voted by the Internet, by mail or by telephone and later decide to attend the annual meeting, you may come to the meeting and vote in person.

        We look forward to seeing you at the meeting.

Very truly yours,
Douglas H. Brooks Chairman of the Board, President and Chief Executive Officer

BRINKER INTERNATIONAL, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

        The Board of Directors of Brinker International, Inc. (sometimes referred to here as "Brinker," "we," "us," "our," or the "Company") is soliciting the enclosed proxy to be used at the annual meeting of shareholders on October 30, 2008 at 10:00 a.m. (Dallas time), and at any adjournment or postponement of that meeting. The meeting will be held at the Cinemark 17 Theater, which is located at 11819 Webb Chapel Road, Dallas, Texas 75234. The purpose of the meeting is to:

  •
  elect ten (10) directors;

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  vote on the ratification of the selection of KPMG LLP as our independent auditors for the 2009 fiscal year;

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  vote on an amendment to the Company's Stock Option and Incentive Plan;

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  vote on a shareholder proposal; and

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  conduct any other business properly presented at the meeting or any adjournment or postponement thereof.

        We posted this Proxy Statement and the accompanying proxy on or about September 11, 2008, to our website at www.proxyvote.com, and mailed notice on September 11, 2008 to all shareholders entitled to vote at the annual meeting.

Why am I being asked to review materials on-line?

        Under rules recently adopted by the U.S. Securities and Exchange Commission ("SEC"), we are now furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to shareholders on or about September 11, 2008.

How many votes do I have?

        If we had your name on record as owning stock in Brinker International, Inc. at the close of business on September 2, 2008, then you are entitled to vote at the annual meeting. You are entitled to one vote for each share of Brinker's common stock you own as of that date. At the close of business on August 14, 2008, 101,387,001 shares of the Company's common stock were outstanding and eligible to vote.

How do I vote by proxy?

        Whether you plan to attend the annual meeting or not, we encourage you to follow the instructions on the Notice of Internet Availability of Proxy Materials. You may vote

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  via Internet at www.proxyvote.com by using your 12-digit control number to access the site (you may find this number on your Notice of Internet Availability of Proxy Materials);

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  by phone; and

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  by requesting, completing and mailing a paper proxy card, as outlined in the Notice of Internet Availability of Proxy Materials;

How do I attend the annual meeting in person?

        Seating at the annual meeting will be limited to Brinker's shareholders or their proxyholders and Brinker's invited guests. If you are a holder of record in your own name, please bring photo identification to the annual meeting. If you hold shares through a bank, broker or other third party, please bring photo identification and a current brokerage statement. Cameras, recording equipment and other electronic devices will not be permitted at the meeting. The annual meeting will begin promptly at 10:00 a.m. (Dallas time), so please plan to arrive accordingly.

May I revoke my proxy?

        You may change your vote or revoke your proxy any time before the annual meeting by:

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  returning another proxy card with a later date;

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  sending written notification of revocation to the Corporate Secretary at our principal executive offices at 6820 LBJ Freeway, Dallas, Texas 75240;

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  entering a later vote by telephone or over the Internet; or

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  attending the annual meeting and voting in person.

Who pays for the solicitation of proxies and how are they solicited?

        We pay the entire cost of the solicitation of these proxies. This cost includes preparation, assembly, printing, and mailing of this Proxy Statement and any other information we send to you. We may supplement our efforts to solicit your proxy in the following ways:

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  we may contact you using the telephone or electronic communication;

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  our directors, officers, or other regular employees may contact you personally; or

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  we may hire agents for the sole purpose of contacting you regarding the proxy.

        If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation.

Can I vote if my shares are held in "street name"?

        If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain "routine" items, but will not be allowed to vote your shares with respect to certain

"non-routine" items. In the case of non-routine items, the shares will be treated as "broker non-votes," which are not counted as cast and have no effect on the outcome of the vote. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy from your bank or brokerage firm.

How do I vote if my shares are held in the Company's 401(k) Plan?

        If all or some of the shares you own are held through the Company's 401(k) Plan, you may vote via Internet or by phone by 11:59 p.m., EDT, on October 27, 2008 or the Company's agent must receive your paper proxy card on or before October 27, 2008.

What is "householding"?

        If you and others in your household own your shares in street name, you may receive only one copy of this proxy statement and the annual report. This practice is known as "householding." If you hold your shares in street name and would like additional copies of these materials, please contact your bank or broker. If you receive multiple copies and would prefer to receive only one set of these materials, please also contact your bank or broker. Brinker does not currently use householding for owners of record and will send notice to all owners of record before using householding. By using this method, we give all owners of record the opportunity to continue to receive multiple copies of these materials in the same household.

What constitutes a quorum?

        In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting. Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required to approve each proposal?

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  Proposal 1: Elect Ten Directors

        The ten nominees for director who receive the most votes of all nominees for director will be elected. Votes withheld will therefore have no effect on the outcome of this proposal because only a plurality of votes actually cast is needed to elect a director.

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  Proposal 2: Ratify Selection of Independent Auditors for the 2009 Fiscal Year

        The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions are counted as votes cast and have the same effect as votes against the proposal. Broker non-votes have no effect on the outcome of the voting on this proposal.

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  Proposal 3: Amend the Company's Stock Option and Incentive Plan

        The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions are counted as votes cast and have the same effect as votes against the proposal. Broker non-votes have no effect on the outcome of the voting on this proposal.

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  Proposal 4: Act on Shareholder Proposal

        The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting is required to approve this proposal. Abstentions are counted as votes cast and have the same effect as votes against the proposal. Broker non-votes have no effect on the outcome of the voting on this proposal.

How will my proxy get voted?

        If you vote over the Internet or by telephone, or properly fill in and return a paper proxy card (if requested), the designated Proxies (Douglas H. Brooks and Marvin J. Girouard) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated Proxies will vote your shares as recommended by the Board of Directors as follows:

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  "FOR" election of the ten nominees for director;

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  "FOR" ratification of KPMG LLP as our independent auditors for the 2009 fiscal year;

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  "FOR" amendment of the Company's Stock Option and Incentive Plan; and

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  "AGAINST" approval of the shareholder proposal.

How will voting on "any other business" be conducted?

        Although we do not know of any business to be considered at the annual meeting other than the proposals described in this Proxy Statement, if any additional business is properly presented at the annual meeting, your signed or electronically transmitted proxy card gives authority to the designated Proxies to vote on such matters in their discretion.

Who will count the votes?

        We have hired a third party, Broadridge Financial Solutions, to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the Annual Meeting.

Where can I find voting results of the meeting?

        We will announce general voting results at the meeting and publish final detailed voting results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009 or in an earlier filed Form 8-K.

How do I submit a proposal for next year's annual meeting?

        If you have a proposal, other than a nomination for the Board of Directors, that you would like us to consider at the 2009 annual meeting of shareholders, you must submit your proposal to the Secretary of the Company no later than May 14, 2009 and must comply with the notice, information and other provisions contained in the Company's bylaws. If you would like your proposal to be included in our Proxy Statement and proxy relating to that meeting, it must also comply with the SEC rules, and you must submit it to us no later than May 14, 2009. Proposals should be sent to our executive offices at 6820 LBJ Freeway, Dallas, Texas 75240 in care of the Corporate Secretary.

How do I submit a nomination for the Board of Directors?

        Any shareholder of the Company may recommend one or more individuals to be considered by the Governance and Nominating Committee of the Company's Board of Directors as a potential nominee or nominees for election as a director of the Company. If you wish to recommend one or more individuals for a position or positions on the Board of Directors, our bylaws require that you submit your recommendation, along with certain information about the candidate(s) to the Secretary of the Company. If you need a copy of the bylaws, you may obtain them free of charge from the Corporate Secretary or you may find them in the Company's public filings with the SEC. If you want to submit a recommendation for the Company's 2009 annual meeting of the shareholders, your submittal must be delivered to our principal executive offices at 6820 LBJ Freeway, Dallas, Texas 75240 to the attention of the Corporate Secretary on or before May 14, 2009.

How can I communicate with the Board of Directors?

        If you or any interested party wishes to communicate with the Board of Directors, as a group, or with an individual director, such communication may be directed to the appropriate group or individual in care of the General Counsel, Brinker International, Inc., 6820 LBJ Freeway, Dallas, Texas 75240. Your Board of Directors has instructed the General Counsel to review and forward such communications to the appropriate person or persons for response.

How can I access Brinker's proxy materials and annual report electronically?

        You can access the Company's proxy statement, 2008 Annual Report on Form 10-K and FY 2008 Annual Report at www.brinker.com. You may simply click on the "For Investors" tab on the home page, and then the "Financial Information" link in the left column; the SEC filings section of our website will be available for your usage. We will also provide you free copies of these documents by sending a written request to the Company's Corporate Secretary at 6820 LBJ Freeway, Dallas, Texas 75240. If you received a Notice of Internet Availability of Proxy Materials, you may also access this information at the website described in the Notice. The FY 2008 Annual Report and the Form 10-K accompany this proxy statement, but are not considered part of the proxy soliciting materials.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Your proxy will be used to vote FOR the election of the Nominees named below unless you withhold the authority to do so when you send in your proxy. If any Nominee becomes unavailable for election as a result of an unexpected occurrence, we would use your shares to vote for a substitute Nominee that the Board of Directors would propose. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any Nominee will be unavailable to serve. All Nominees are currently serving as directors of the Company and all were elected by the shareholders at the 2007 annual meeting of shareholders, except Harriet Edelman, who was appointed to the Board of Directors on March 14, 2008.

Information About Nominees

        We are furnishing you below certain information about each of the ten persons nominated as directors:

        Douglas H. Brooks, 56, is Chairman of the Board of the Board of Directors, having been elected to the position in November 2004, and has served as Chief Executive Officer of the Company since January 2004, and as President of the Company since January 1999. Previously, Mr. Brooks served as Chili's Grill & Bar President from June 1994 to May 1998, Executive Vice President of the Company from May 1998 until January 1999, and Chief Operating Officer from May 1998 until June 2003. Mr. Brooks joined the Company as an Assistant Manager in 1978 and was promoted to General Manager later that year. He was named Area Supervisor in 1979, Regional Director in 1982, Senior Vice President—Central Region Operations in 1987, and Senior Vice President—Chili's Operations in 1992. He held this position until becoming President of Chili's in 1994. Mr. Brooks serves on the Board of Directors of Limbs for Life and is a member of the Professional Advisory Board for St. Jude Children's Research Hospital. Mr. Brooks has served on the Board of Directors since 1999 and is a member of the Executive Committee.

        Harriet Edelman, 52, is the former Senior Vice President and Chief Information Officer of Avon Products, Inc., serving in this position from January 2000 through March 2008, and as Senior Vice President, Global Supply Chain from May 1996 to January 2000. Ms. Edelman serves on the Board of Directors of Ariba, Inc. and Cryptek, Inc. She also serves on the Board of Directors of the Police Athletic League of New York. Ms. Edelman was elected to the Board of Directors in March of 2008.

        Marvin J. Girouard, 69, is the retired Chairman and Chief Executive Officer of Pier 1 Imports, Inc., having served as Chairman from February 1999 to February 2007 and Chief Executive Officer from June 1998 to February 2007. Mr. Girouard previously served as Pier 1 Imports' Chief Operating Officer from 1988 to 1998 and as President from 1988 until February 1999. Mr. Girouard joined Pier 1 Imports in 1975 and has served on its Board of Directors since 1988. He is an honorary member of the Board of Directors for the United States Committee for UNICEF—The United Nations Children's Emergency Fund. Mr. Girouard has served on the Board of Directors since 1998, serves as the Lead Director of the Board, and is a member of the Audit, Compensation and Executive Committees of the Company.

        Ronald Kirk, 54, is a partner in the law firm of Vinson & Elkins LLP, joining the firm in February 2005. Previously, Mr. Kirk was a partner in the law firm of Gardere Wynne Sewell, L.L.P. from 2001 until 2005 and served as the Mayor of the City of Dallas from 1995 until 2001. Mr. Kirk also serves on the Board of Directors for Dean Foods Company and PetsMart, Inc. Mr. Kirk has served on the Board of Directors since 1997 and is a member of the Executive and Governance and Nominating Committees of the Company.

        John W. Mims, 49, is currently Chief Marketing and Sales Officer for Millennium & Copthorne Hotels Worldwide. Previously he founded The Hunting Ridge Group, LLC, where he was Managing Partner. Previously, Mr. Mims served as Senior Vice President of Worldwide Sales for Starwood Hotels and Resorts Worldwide, Inc. from November 2003 to October 2006, and as Vice President, Sales and Marketing, Asia

Pacific Division from May 2001 to November 2003. He previously worked with PepsiCola International in their Southeast Asia operations, most recently as Director International Modern Trade from 1999 to 2000. Mr. Mims serves on the board of Entertainment Cruises, and is a board member of the Thurgood Marshall Scholarship Foundation. Mr. Mims has served on the Board of Directors since February 2007 and is a member of the Compensation and Governance and Nominating Committees of the Company.

        George R. Mrkonic, 56, is the Retired President and Vice Chairman of Borders Group, Inc., having previously served as a Director of Borders Group, Inc. from 1994 to 2004, Vice Chairman from December 1994 until January 2002 and President from December 1994 until January 1997. Mr. Mrkonic also serves as a Director for Pacific SunWear of California, Inc., Autozone, Inc., and Nashua Corporation. Mr. Mrkonic has served on the Board of Directors since September 2003 and is a member of the Audit and the Compensation Committees of the Company.

        Erle Nye, 71, is Chairman Emeritus of TXU Corp. since May 2005, having served as Chairman of the Board from 2004 to 2005, Chairman of the Board and Chief Executive from 1997 to 2004, President and Chief Executive from 1995 to 1997, and President from 1987 to 1995. Mr. Nye has served on the Board of Directors of TXU Corp. from 1987 to 2005. Mr. Nye serves on the board of S&C Electric Company and on its Audit Committee. Mr. Nye also serves on the boards of many professional, civic and charitable organizations, including the University of Texas Investment Management Company where he chairs the Audit and Ethics Committee. Mr. Nye has served on the Board of Directors since November 2002 and is a member of the Audit, Executive and Governance and Nominating Committees of the Company.

        James E. Oesterreicher, 67, is the Retired Chairman of the Board of J.C. Penney Company, Inc., having served as Chairman of the Board and Chief Executive Officer from January 1997 until September 2000 and Vice Chairman and Chief Executive Officer from January 1995 until January 1997. Mr. Oesterreicher served as President of JCPenney Stores and Catalog from 1992 to 1995 and as Director of JCPenney Stores from 1988 to 1992. Mr. Oesterreicher joined J.C. Penney Company in 1964 as a management trainee. He serves as a Director for Texas Health Resources, HCC Insurance Holding, Inc., Circle Ten Council—Boy Scouts of America, and Spina Bifida Birth Defects Foundation. Mr. Oesterreicher has served on the Board of Directors of the Company since 1994 and is a member of the Audit and Compensation Committees of the Company.

        Rosendo G. Parra, 48, is a partner and founder of Daylight Partners since December, 2007. Previously, Mr. Parra served as Senior Vice President for the Home and Small Business Group of Dell, Inc. from June 2006 to April 2007, as Senior Vice President and General Manager, Dell Americas from April 2002 until June 2006, Senior Vice President and Co-General Manager, Worldwide Home and Small Business Group from April 2001 until April 2002, Senior Vice President, Americas Public and Americas International from September 1998 until April 2001, Vice President, Public and Americas International, from February 1997 until September 1998, Group Vice President, Sales, Marketing and Service, from June 1994 until February 1997, and Vice President, Dell USA from August 1993 until June 1994. He also serves on the board of YMAX/MagicJack. Mr. Parra has served on the Board of Directors since December 2004 and is a member of the Compensation and Governance and Nominating Committees of the Company.

        Cece Smith, 63, is the retired Managing General Partner of Phillips-Smith-Machens Venture Partners, a venture capital firm which invested in retail and consumer businesses that she co-founded in 1986. Previously, Ms. Smith held senior management positions with Pearle Health Services and S&A Restaurant Corp. Ms. Smith currently serves as a Director of Pier 1 Imports, Inc. and is on the Executive Boards of the Dallas Symphony Association and the Edwin L. Cox School of Business at Southern Methodist University. Ms. Smith has served on the Board of Directors since January 2002 and is a member of the Audit and Governance and Nominating Committees of the Company.

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

 PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors selected KPMG LLP as our independent auditors for fiscal 2009. Although we are not required to submit this matter to you, the Board of Directors believes that it is good corporate governance to do so. This proposal asks you to ratify this selection. If the appointment of KPMG LLP is not ratified by you, the Audit Committee will reconsider the appointment. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they so desire and they will be available to respond to appropriate questions that you may have.

Audit Fees

        The following table sets forth the aggregate fees billed, or estimated to be billed, to us for the fiscal years ended June 25, 2008 and June 27, 2007, by our independent auditors, KPMG LLP:

Fiscal Year	Annual Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees
2008	$889,650	$3,000	$107,300	$0
2007	$762,000	$37,000	$51,000	$0

(1)
For fiscal 2008, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, the audits of management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting ($813,350), subsidiary and statutory audits ($70,800), and the issuance of consents for franchise circulars ($5,500).

For fiscal 2007, annual audit fees related to professional services rendered for the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, the audits of management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting ($685,000), subsidiary and statutory audits ($61,000), consultation on our accelerated share repurchase program ($11,000) and the issuance of consents for franchise circulars ($5,000).

(2)
For fiscal 2008, all audit-related fees for KPMG were related to its consent to the current year's Form 11K, as we selected Whitley Penn LLP to audit the Company's 401(k) Savings Plan.

For fiscal 2007, all audit-related fees were for the audit of the Company's 401(k) Savings Plan.

(3)
For fiscal 2008 and 2007, all tax fees were for review of tax returns.

        The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to do the following:

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  to engage and terminate our independent auditors;

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  to pre-approve their audit services and permitted non-audit services;

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  to approve all audit and non-audit fees; and

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  to set guidelines for permitted non-audit services and fees.

        All of the fees for fiscal 2008 and 2007 were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee. For fiscal year 2008, the Audit Committee set a pre-approved maximum total fee expenditure for unscheduled, on-going audit and tax services with KPMG LLP of $200,000. In addition, if the fee for a particular item would exceed $40,000, Audit Committee approval would be required. There were no instances of waiver of approval requirements or guidelines during either fiscal year.

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2009.

 PROPOSAL 3

AMENDMENT OF STOCK OPTION AND INCENTIVE PLAN

        In September 1998, your Board of Directors adopted the Stock Option and Incentive Plan (the "Plan"), covering the issuance of up to 13,500,000 shares of Common Stock of the Company. The adoption of the Plan was approved by shareholders in November 1998. In November 2002, shareholders approved an amendment to the Plan increasing the number of shares of Common Stock available under the Plan and limiting the number of shares of restricted stock that may be issued under the Plan. In November 2005, shareholders again approved an amendment to the Plan, among other things, increasing the number of shares of Common Stock available under the Plan. Where applicable, the number of shares noted in this proposal have been adjusted to reflect the stock splits in November 2001 and November 2006.

        The purpose of the Plan is to strengthen our ability to attract and retain key team members and to provide an incentive to team members who will be responsible for the Company's future growth and continued success. The Plan allows the issuance of stock options, stock appreciation rights, and stock awards to eligible participants. At the annual meeting, you are being asked to approve an amendment to the Plan to, among other matters, (a) increase the number of shares of Common Stock available for awards under the Plan by an additional 2,000,000 shares, (b) increase the limit of the total number of shares of restricted stock that may be issued pursuant to the Plan by the same 2,000,000 shares, and (c) increase the annual limit of the total number of shares of restricted stock that may be granted to an individual up to 500,000. The complete text of the Plan, as amended, is set forth on Appendix A hereto. We have provided below a summary description of the Plan, but please note the summary is subject in all respects to the terms of the Plan.

Summary of the Plan

Stock Options

        The Plan is designed to permit the granting of options to all of our team members (of which there were approximately 100,400 team members as of June 25, 2008), although we have historically granted options only to certain of our salaried team members. The administration of the Plan is provided by the Compensation Committee of the Board of Directors which has the authority to determine the terms on which options are granted under the Plan. The Compensation Committee determines the number of options to be granted to eligible participants, determines the exercise price, vesting period, and option period at the time the option is granted, and administers and interprets the Plan. The Plan provides that no option and no SAR (hereinafter defined) shall be granted with a time period for exercise greater than 10 years from the date of grant. Our recent option grants have been for time periods less than 10 years.

        The exercise price of options is payable in cash or the holder of an option may request approval from the Compensation Committee to exercise an option or a portion thereof by tendering shares of Common Stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.

        Both incentive stock options ("ISOs") and non-qualified stock options may be granted under the Plan. The Plan requires that the exercise price of an option will not be less than 100% of the fair market value of the Common Stock on the date of the grant of the option. No ISO may be granted under the Plan to anyone who owns more than 10% of the outstanding Common Stock unless the exercise price is at least 110% of the fair market value of the Common Stock on the date of grant and the option is not exercisable more than five years after it is granted. There is no limit on the fair market value of ISOs that may be granted to a team member in any calendar year, but no team member may be granted ISOs that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value

(determined as of the date of grant of each option) in excess of $100,000 and no team member may be granted more than 500,000 options and SARs in a fiscal year. An option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

Tax Status of Stock Options

        Pursuant to the Plan, the Compensation Committee determines whether an option will be either an "ISO" or a "non-qualified option." In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to us, upon the grant of an option.

         Incentive Stock Options.    All stock options that qualify under the rules of Section 422 of the Internal Revenue Code will be entitled to ISO treatment. To receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (i) within two years after the option is granted, or (ii) within one year after exercise. In addition, the individual must have been a team member of the Company for the entire time from the date of granting of the option until three months (one year if the team member is disabled) before the date of the exercise. The requirement that the individual be a team member and the two-year and one-year holding periods are waived in the case of death of the team member. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment. The team member's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

        If a team member does not meet the two-year and one-year holding requirements, but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the team member's gain on exercise will be treated as ordinary income rather than a capital gain and we will receive a corresponding deduction at the time of sale. Any remaining gain on sale will be short-term or a long-term capital gain, depending on the holding period of the stock.

        An optionee's stock option agreement may permit payment for stock upon the exercise of an ISO to be made with other shares of Common Stock. In such a case, in general, if a team member uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

         Non-Qualified Stock Options.    Upon exercise of a non-qualified option, an optionee will recognize ordinary income (and we will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price. Any additional gain or loss after exercise realized by an optionee on subsequent disposition of such shares generally is a capital gain or loss and does not result in a tax deduction to us.

         Internal Revenue Code Section 162(m).    Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. It is intended that the Plan meet the performance-based compensation exception to the limitation on deductions. The four requirements to meet this exception are:

  •
  Option grants must be made by the Compensation Committee;

  •
  The plan must state a maximum number of grantable shares to a participant in a specified period;

  •
  The compensation received by a participant must be based on the increase in value from the date of grant; and

  •
  Shareholders must approve the plan.

        The Plan meets these requirements as follows:

  •
  The Compensation Committee administers the Plan;

  •
  The Plan sets forth a specific maximum number of shares and options a participant may receive in a year;

  •
  All options must be awarded at 100% of fair market value on the date of grant; and

  •
  Our shareholders have previously approved the plan and all amendments to it.

        To continue to meet these requirements, we are seeking your approval of this amendment to the Plan.

Stock Appreciation Rights and Stock Awards

        The Plan also permits, among other things, (i) the issuance of stock appreciation rights ("SARs") and (ii) restricted stock, restricted stock units and performance shares (collectively, "Stock Awards") (SARs and Stock Awards are collectively referred to as "Awards"). All of our employees are eligible to receive Awards under the Plan, although it is anticipated that only certain salaried team members will receive Awards. When an Award is made, the Compensation Committee will specify (a) the amount and form of the Award, (b) the objective performance goals, if any, that must be met in order for amounts to be payable pursuant to the Award, (c) the period, if any, during which the performance goals must be met, and (d) the period, if any, during which the participant must remain employed by the Company or a subsidiary as a condition of the Award ("Vesting Period"). The Compensation Committee may specify additional terms as it deems appropriate.

        The Compensation Committee may establish objective performance goals for Awards as more particularly described below. The objective performance goals may relate to the performance of a team member's department or restaurant brand or the performance of the Company and its subsidiaries as a whole, or any combination of the preceding groups. The Compensation Committee may use any objectively determinable performance goals to measure performance. The Compensation Committee will establish the objective performance goals for Awards in writing before the beginning of the fiscal year, unless otherwise permitted under Section 162(m) of the Internal Revenue Code. At the end of each performance period for which an Award relates, the Compensation Committee will determine whether and to what extent the performance goals have been met. Awards will not be paid to the extent that the performance goals are not met. If any performance goal, business criteria or target for an Award is affected by special factors, subject to any limitations in Section 162(m) of the Internal Revenue Code, the Compensation Committee may make special adjustments in the performance goal, business criteria or target.

         Performance Goals.    If Awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as "performance-based compensation," the performance goals will be selected from among the following criteria, which may be applied to the Company as a whole, or to an individual recipient, or to a department, brand, unit, division or function within the Company or an affiliate, or any combination of the preceding groups, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices):

          (a)       earnings (either in the aggregate or on a per share basis, reflecting dilution of shares as the Compensation Committee deems appropriate and, if the Compensation Committee so determines, net of or including dividends) before or after interest and taxes (sometimes called EBIT), before or after interest, taxes and rent (sometimes called EBITR), or before or after interest, taxes, depreciation, and amortization (sometimes called EBITDA);

          (b)       gross or net revenue or changes in annual revenues;

          (c)       cash flow(s) (including either operating or net cash flows);

          (d)       financial return ratios;

          (e)       total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation;

          (f)        earnings growth or growth in earnings per share;

          (g)       total business return, or return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales;

          (h)       adjusted pre-tax margin;

          (i)        pre-tax profits;

          (j)        operating margins;

          (k)       operating profits;

          (l)        operating or capital expenses;

          (m)      dividends;

          (n)       net income or net operating income;

          (o)       growth in operating earnings;

          (p)       value of assets;

          (q)       market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

          (r)       aggregate product price and other product measures;

          (s)       expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions;

          (t)        reduction of losses, loss ratios or expense ratios;

          (u)       reduction in fixed costs;

          (v)       operating cost management;

          (w)      cost of capital;

          (x)       debt reduction;

          (y)       productivity improvements;

          (z)       inventory turnover;

          (aa)     satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

          (bb)     customer satisfaction based on specified objective goals or a Company-sponsored customer survey;

          (cc)     diversity goals;

          (dd)     turnover;

          (ee)     specified objective social goals;

          (ff)      safety record;

          (gg)     retention of high-potential team members;

          (hh)     flow through of cash, sales, earnings, profits or other financial measures;

          (ii)       growth in franchised locations;

          (jj)       culinary product pipeline goals;

          (kk)     brand positioning goals; or

          (ll)       development pipeline goals.

        Subject to any limitations in Section 162(m) of the Internal Revenue Code, the Compensation Committee may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, any unusual non-recurring gain or loss, and other items as the Compensation Committee determines to be required so that the operating results of the Company, or any business unit, division or affiliate of the Company shall be computed on a comparative basis from performance period to performance period.

        Awards may also be subject to vesting requirements under which the participant must remain a full-time active team member of the Company or a subsidiary throughout a "Vesting Period" in order for the Award to be payable. No team member may be granted more than 500,000 stock options and SARs and 500,000 Stock Awards in a fiscal year.

        The Compensation Committee has previously established the Performance Share Plan, the Restricted Stock Unit Plan, and the Career Equity Plan under the Committee's authority to grant Awards under the Plan and such plans are subject to, among other items, the overall and annual limitations on grants of Stock Awards. Any awards under those plans will not result in additional dilution to the shareholders because those plans utilize shares reserved for issuance under the Plan.

Tax Status of SARs and Stock Awards

        Under the Internal Revenue Code, except as described below, if Awards are made in the form of restricted stock, restricted stock units, or performance shares, no income will be realized by the team member upon such award unless the award fully vests upon the date of award or the award is restricted stock with no risk of substantial forfeiture. When restricted stock, restricted stock units or performance shares vest, the team member will recognize ordinary compensation income equal to the then fair market value of the shares or units. With regard to Awards of restricted stock, a team member may elect to make a "Section 83(b) election" under the Internal Revenue Code, in which case the team member will recognize income on the fair market value of the restricted stock at the time the shares are granted. A Section 83(b) election must be made within 30 days after the restricted stock is granted. We generally will be entitled to a federal income tax deduction at the time the team member recognizes income on the restricted stock, restricted stock units or performance shares.

        If Awards are made in the form of SARs, no income will be realized by the team member upon the award of SARs. When the SARs vest, the team member will recognize ordinary compensation income equal to the cash value of the SARs. We generally will be entitled to a federal income tax deduction at the time the team member recognizes income on the SARs.

        Grants of Awards are generally intended to meet the requirements of Section 162(m) of the Internal Revenue Code and, as such, to be exempt from the $1,000,000 deduction limit under most circumstances. Your approval of this Amendment to the Plan allows us to comply with such requirements.

        Further, the Plan and any Awards granted under it are intended to be exempt from the requirements of Section 409(A) of the Internal Revenue Code, or will be structured to not cause a team member to be subject to taxes and interest under Section 409(A).

Acceleration of Exercisability and Vesting

        Subject to the terms of any individual grant agreement, all options and Awards under the Plan will become immediately exercisable and vested in full if there is a sale or other transfer of all or substantially all of the assets of the Company on a consolidated basis, the acquisition of beneficial ownership by a party, directly or indirectly, of the securities representing 50% or more of the voting rights for directors of the Company, and during any three year period following a "solicitation in opposition," there is a failure of a majority of persons nominated by management over said three year period to win election to seats on the Board of Directors (based upon the number of seats available at the beginning of such three year period). Full or partial acceleration of vesting will occur in the event of death, disability or involuntary termination. The Compensation Committee may accelerate vesting, in whole or in part, under such circumstances as the Compensation Committee deems appropriate, but subject to the requirements of Section 162(m) of the Internal Revenue Code.

Cessation of Employment

        Each individual grant agreement sets forth the rights and restrictions of the team member as to continued vesting and exercise of options after the employee's cessation of employment with the Company. Under the terms of the current individual grant agreement, subject to exceptions set forth in the grant agreement, if a team member ceases to be employed by the Company, then, in general, the team member shall have the lesser of the original option period or 90 days to exercise any vested stock options, and all unvested options immediately expire. The current grant agreement also provides for vesting and exercise in the event of retirement by a team member. Early retirement is defined as age plus years of service equal 70, with a minimum age of 55. Normal retirement is defined as age plus years of service equal 70, with a minimum age of 60, or age 65 (regardless of service). The following table outlines the current retirement rules:

	Early Retirement	Normal Retirement
Stock Options	Unvested shares accelerated and the shorter of 12 months or the expiration date to exercise.	Unvested shares accelerated and the shorter of 36 months or the expiration date to exercise.
Restricted Shares or Units	Pro-rated and paid at the end of vesting.	100% pro-ration and paid at the end of vesting.

        The grant agreement further provides that if at anytime, after cessation of employment, the team member becomes employed by or associated with a business, including being a consultant to or a member of the board of directors of such business, which is in the "dinner house" segment of the restaurant business, then any vested options shall expire on the earlier to occur of 90 days after the date of employment or association with such business or the end of the option time period permitted under the immediately preceding paragraph.

Amendments

        The Plan may be amended, altered or discontinued by the Compensation Committee without the approval of the shareholders, except that the Compensation Committee does not have the power or authority to adversely affect the rights of any participant or beneficiary of any stock options or Awards granted under the Plan prior to the date such amendment is adopted by the Compensation Committee in the absence of written consent to the change by the affected participant or beneficiary. The Compensation Committee, however, may make appropriate adjustments in the number of shares covered by the Plan, the number of outstanding options, option prices, and any restrictions on outstanding Awards to reflect any stock dividend, stock split, share combination, merger, consolidation, reorganization, liquidation, change in control, or the like, of or by the Company. Notwithstanding the foregoing, no amendment to the Plan may be made without approval of the Company's shareholders that would materially increase the number of shares available under the Plan (except as noted in the preceding sentence), change the types of Awards available under the Plan, materially expand the class of persons eligible to receive Awards under or otherwise participate in the Plan, materially extend the term of the Plan, materially change the method of determining the strike price of the options under the Plan, permit repricing of an option or SAR, or permit the grant of an option or SAR for, or in connection with, the cancellations or surrender of an option, SAR or Stock Award granted under the Plan having a higher option or exercise price.

Current Information Regarding Plan

Current Plan Information as of August 14, 2008(1)
Stock Option and Employee Incentive Plan										The Plan and All Previous Plans
Outstanding Stock Options							Outstanding Stock Awards			Combined Outstanding Stock Options
Range of Remaining Contractual Life
Range of Option Prices
Vesting Range
						Weighted Avg Contractual Life						Weighted Avg Contractual Life	Combined Outstanding Stock Awards
Number of Options	Low	High	Weighted Average Price	From (yrs)	To (yrs)		Number of Shares	From	To(2)	Number of Options	Weighted Average Price
7,031,646	$10.75	$31.67	$21.97	0.43	7.63	4.76	2,571,781	8/15/2008	4/7/2058	7,511,573	$21.97	5.06	2,741,630

(1)
The closing market price for a share of Company common stock on August 14, 2008 was $20.48.

(2)
We grant restricted stock units that do not vest until retirement. For administrative purposes the vesting date on those shares are set to 50 years from the date of grant.

        The numbers in the table above reflect the Plan information as of August 14, 2008 under (i) the Plan, (ii) all of our previous plans for eligible team members, and (iii) the 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants (the "1999 Plan").

        Information about options and Stock Awards granted during the Company's 2008 fiscal year under the Plan to the Named Executive Officers can be found in the tables under the headings "Fiscal 2008 Summary Compensation Table," and "Fiscal 2008 Grants of Plan-Based Awards Table" following the Compensation Discussion and Analysis in this Proxy Statement. During the 2008 fiscal year, options covering 360,735 shares were granted to current executive officers as a group under the Plan and options covering 290,665 shares were granted under the Plan to all other eligible team members (excluding executive officers) as a group. Current options generally become exercisable in four equal annual installments beginning one year after the date of the option grant. Also during the 2008 fiscal year, 271,100 shares of restricted stock and restricted stock units were granted to current executive officers as a group under the Plan and 552,150 shares of restricted stock and restricted stock units were granted under the Plan to all team members (excluding executive officers) as a group. Depending upon the terms of the plan under which a grant is made, restricted stock and restricted stock units generally vest three years after the date of the grant.

Plan Amendment

        As of August 14, 2008, stock options and Stock Awards covering 9,603,427 shares were outstanding and 4,831,902 shares were available for grant under the Plan (of which 1,775,016 shares were available for grant as Stock Awards under the Plan). If you approve the Amendment, the estimated maximum number of shares that may be issued under the Plan would be (in addition to shares subject to grants and awards as of August 14, 2008) increased to 6,831,902 shares (of which 3,775,016 shares will be available for grant as Stock Awards). This number represents shares available for, but not yet subject to, a grant or award as of the date of this Proxy Statement, assuming (i) no grants or awards were made under the Plan between August 14, 2008 and such date, and (ii) no grants or awards previously made under the Plan are cancelled between August 14, 2008 and such date, plus the additional 2,000,000 shares authorized by the Amendment.

        As of August 14, 2008, there are 627,787 shares available to grant under the 1999 Plan (of which 627,787 shares are available for grant as Stock Awards). This number represents shares available for, but not yet subject to, a grant or award as of the date of this Proxy Statement, assuming (i) no grants or awards were made under the 1999 Plan between August 14, 2008 and such date, and (ii) no grants or awards previously made under the 1999 Plan are cancelled between August 14, 2008 and such date.

        Either authorized but unissued shares or treasury shares of Common Stock may be issued in connection with grants and awards under the Plan. In addition, any shares subject to an award which are forfeited or not issued because the terms and conditions of the grant or award are not met may be re-used for a new grant or award.

Required Vote; Recommendation

        The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the annual meeting in person or by proxy is required to approve the Amendment of the Plan.

        The Board of Directors believes that approval of the Amendment is in the best interest of the Company and that the additional shares will strengthen the Company's ability to attract and retain key team members and furnish additional incentives to such persons by encouraging them to become owners of the Common Stock of the Company.

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 4

        People for the Ethical Treatment of Animals (PETA), 501 Front Street, Norfolk, Virginia 23510, beneficial owner of 190 shares of common stock, has notified us that they intend to present a resolution at the annual meeting. Your Board of Directors and the Company accept no responsibility for the proposed resolution. Your Board of Directors recommends a vote AGAINST this shareholder proposal. As required by federal regulations, the resolution is included below exactly as submitted:

        WHEREAS on its Web site, Brinker International, Inc. ("Brinker"), makes no mention of bird welfare policies or standards; and

        WHEREAS consumers consider animal welfare when making dining choices, which is why many of Brinker's competitors have animal welfare policies and are particularly committed to improving conditions in their poultry suppliers' slaughterhouses; and

        WHEREAS Brinker purchases all its poultry from suppliers that use a cruel and inefficient method of slaughter called "electrical immobilization," in which the birds are paralyzed with an electric current, have their throats slit while they are still conscious, and are dropped into tanks of scalding-hot water (often while they are still alive); and

        WHEREAS there is a better, U.S. Department of Agriculture-approved method of poultry slaughter called "controlled-atmosphere killing" (CAK), which replaces the oxygen that birds are breathing with inert gases, gently and effectively putting them "to sleep"; and

        WHEREAS a report commissioned by McDonald's ("the report") concurred that CAK is, as animal welfare experts have described it, the least cruel method of poultry slaughter available and found that it "[1.] has advantages [over electrical immobilization] from both an animal welfare and meat quality perspective… [2.] obviates potential distress and injury… [and 3.] can expeditiously and effectively stun and kill broilers with relatively low rates of aversion or other distress"; and

        WHEREAS the report further concludes that McDonald's suppliers that use CAK have experienced improvements in bird handling, stunning efficiency, working conditions, and meat yield and quality; and

        WHEREAS despite the fact that CAK is optimal for the birds' well-being and for product quality and profits—and that other restaurant chains (e.g., Burger King, Chipotle, Wendy's, Carl's Jr., Hardee's) give a purchasing preference or consideration to CAK suppliers—Brinker has not taken a single concrete step toward it;

        NOW, THEREFORE, BE IT RESOLVED that to advance both Brinker's financial interests and the welfare of birds supplied to its restaurants, shareholders encourage the Company to give purchasing preference to chicken suppliers that use or switch to CAK.

Board of Directors' Statement in Opposition of the Proposal

Your Board of Directors recommends a vote AGAINST this shareholder proposal.

        As a purchaser, but not a processer, of a variety of protein products, including poultry products, your Company has and will continue to maintain a policy requiring its suppliers to adhere to humane processing standards for their respective industries. We have communicated directly with these suppliers to reiterate our policy and to encourage them to evaluate new technologies for food safety and humane processing improvements.

        Different humane methods exist for processing the animals, including the method of controlled-atmosphere killing referenced in the proposal; however, your Board does not consider it appropriate to further specify which humane standard should be employed by any given supplier. We do require our poultry suppliers to utilize methods that meet standards set forth by the National Chicken Council.

        It should be further noted, the report referenced in the proposal, contrary to the assertions of the proponents, did not recommend one processing method over another. It did indicate further evaluation of CAK was necessary to understand its cost, efficiency and impact on the birds; understanding which would be an important part of a supplier's evaluation on whether or not the cost and food safety expectations of our guests, team members and shareholders can be met.

        Your Company employs a knowledgeable and experienced Quality Assurance team which maintains our existing policies in this area. As part of our Quality Assurance team's oversight, processors are audited by qualified third parties up to four times a year to verify compliance with humane processing standards. We will hold our protein suppliers to their responsibility to process animals in a humane manner that may include the utilization of CAK should they deem it appropriate for their respective company.

        FOR THE FOREGOING REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE COMPANY AND YOU AS OUR SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

 INFORMATION ABOUT THE BOARD OF DIRECTORS AND
GOVERNANCE OF THE COMPANY

Director Independence

        The Board reviews the independence of each non-employee director annually to confirm that the director continues to meet our standards as well as the requirements of the New York Stock Exchange ("NYSE") and the rules of the SEC. No member of the Board will be considered independent unless the Board determines that he or she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board will not determine any director to be independent if he or she has or has had any of the relationships set forth in the NYSE rules during the time periods specified in such rules. The Board will describe in the proxy statement the basis for determining whether any relationship is immaterial.

        The Board of Directors has affirmatively determined each of the following directors is an "independent" director as such term is defined and as required by our Corporate Governance Guidelines, and the requirements of the SEC and NYSE.

Harriet Edelman	Marvin Girouard	Ronald Kirk
John W. Mims	George R. Mrkonic	Erle Nye
James E. Oesterreicher	Rosendo G. Parra	Cece Smith

        The only member of the Board who is not independent is Douglas H. Brooks. Mr. Brooks, as CEO and President of the Company, is the only employee member of the Board. The Board has further determined that no material relationship exists between us and each non-employee director outside of their service as a member of the Board of Directors. In this proxy statement we refer to these directors individually as an "Independent Director" and collectively as the "Independent Directors."

Board Structure

        The Board of Directors does not have classes where a director serves multi-year terms. Each director serves for a one year term and is subject to re-election by you each year. Prior to recommending a director for nomination for re-election, the Governance and Nominating Committee considers many things including:

  •
  the quality of past director service, and attendance at Board of Directors and Committee meetings;

  •
  whether the director continues to possess the qualities and capabilities considered necessary or desirable for director service;

  •
  input from other members of the Board of Directors concerning the performance of that director through a peer review process; and

  •
  the independence of the director.

A non-employee director is expected to serve at least four one-year terms (subject to annual renomination and re-election). Presently, Messrs. Girouard, Kirk, Mrkonic, Nye and Oesterreicher and Ms. Smith have served for more than four one-year terms.

Committees of the Board of Directors

        The Board of Directors has four standing committees:

  •
  Executive Committee;

  •
  Audit Committee;

  •
  Compensation Committee; and

  •
  Governance and Nominating Committee.

        The charters for each of these committees, as well as our Corporate Governance Guidelines, are available at no charge to you in the Corporate Governance section of our internet website (http://www.brinker.com/investors/Corporate_Governance.asp) or by written request directed to us, at 6820 LBJ Freeway, Dallas, Texas 75240, Attention: Corporate Secretary.

        The Board of Directors has affirmatively determined that each member of the Audit, Compensation, and Governance and Nominating Committees meets the independence requirements applicable to those committees required by the NYSE and the SEC.

        The Executive Committee is currently comprised of Messrs. Girouard, Kirk, Nye and Brooks and met one time during the fiscal year. The Executive Committee reviews material matters between Board meetings, provides advice and counsel to our management, and has the authority to act for the Board on most matters between Board meetings. In addition, the Executive Committee is also charged with assuring that we have a satisfactory succession management plan for all key management positions.

        The Audit Committee is currently comprised of Messrs. Girouard, Mrkonic, Nye and Oesterreicher and Ms. Smith and met nine times during the fiscal year. The Board of Directors has determined that Ms. Smith is an "audit committee financial expert" as such term is defined in the SEC's Regulation S-K. We have provided you a discussion of the role of the Audit Committee in the "Report of the Audit Committee" later in this Proxy Statement.

        The Compensation Committee is currently comprised of Messrs. Girouard, Mims, Mrkonic, Parra and Oesterreicher and met four times during the fiscal year. We have provided you a discussion of the specific nature of the Committee's responsibilities and compensation philosophy as they relate to our executive officers in the "Compensation Discussion and Analysis" and "Report of the Compensation Committee" later in this Proxy Statement.

        The Governance and Nominating Committee is currently composed of Messrs. Kirk, Mims, Nye, and Parra and Ms. Smith and met five times during the fiscal year. The Governance and Nominating Committee, acting pursuant to its written charter, performs the following functions:

  •
  recommends to the Board of Directors potential members to be added as new or replacement members to the Board of Directors;

  •
  recommends to the Board of Directors the nominees for election to the Board of Directors at the annual shareholders meeting;

  •
  reviews the compensation paid to non-management Board members;

  •
  recommends corporate governance guidelines to the full Board of Directors;

  •
  reviews the applicable legal standards for "independence" and the criteria applied to determine "audit committee financial expert" status; and

  •
  reviews the answers to annual questionnaires completed by each of the Independent Directors.

On the basis of this year's review, the Governance and Nominating Committee delivered a report to the full Board of Directors and the Board of Directors made its "independence" and "audit committee financial expert" determinations.

Board Member Meeting Attendance

        During the fiscal year ended June 25, 2008, the Board of Directors held six meetings. Each director attended at least 75% of the aggregate total of meetings of the Board of Directors and Committees on which he or she served.

        The Board of Directors encourages each director to attend the annual meeting of shareholders. Such attendance allows for direct interaction between you and members of the Board of Directors. All members of the Board of Directors attended the Company's 2007 annual meeting of shareholders (except Ms. Edelman, who was appointed to the Board of Directors in March 2008).

Lead Director

        The Independent Directors selected Mr. Girouard from their group to serve as the "Lead Director" of the Board. As Lead Director, Mr. Girouard chairs each meeting of the Independent Directors (an "Executive Session"). The Independent Directors meet in Executive Session at each Board meeting.

        As the Lead Director of the Board, Mr. Girouard's duties include:

  •
  presiding at all meetings of the Board of Directors when the Chairman of the Board is not present;

  •
  serving as liaison between the Chairman of the Board and the Independent Directors;

  •
  approving information sent to the Board of Directors;

  •
  approving meeting agendas and schedules for the Board of Directors;

  •
  having the authority to call a meeting of the Independent Directors; and

  •
  being available for consultation and direct communication with major shareholders.

Directors' Compensation

        The Governance and Nominating Committee has the responsibility for recommending to the Board of Directors the compensation for non-employee directors that will be effective for the Board of Directors elected at the annual meeting. As such, the Governance and Nominating Committee annually reviews and periodically benchmarks the Board's compensation to assure that non-employee directors are being fairly and reasonably compensated in relation to the restaurant industry and to comparable U.S. Companies. The same proxy peer group is used for the Board as is used for our named executive officers (which is identified in more detail in the Benchmarking section of the Compensation Discussion and Analysis). For fiscal 2009, non-employee directors of the Company will receive the following compensation:

  •
  annual retainer of $50,000, which, at the director's choosing, may be taken in any combination of cash, restricted stock units or restricted stock (with the director receiving a 25% match in restricted stock units or restricted stock (as applicable) for the portion of his or her annual compensation taken in restricted stock units or restricted stock);

  •
  an annual grant of restricted stock units or restricted stock, at the director's choosing, valued at approximately $110,000;

  •
  $2,000 for each meeting of the Board of Directors attended; and

  •
  $2,000 for each meeting of any Committee of the Board of Directors attended.

Providing a combination of equity and cash incents our directors to focus on long-term performance and shareholder value while still recognizing their energy and effort throughout the year. Each director has a choice among cash, restricted stock, and restricted stock units for their annual retainer thus allowing each director to receive his/her compensation in a manner that best fits his/her individual needs. However, the Board and we believe it is important that each director maintain an equity stake in our company; therefore, an incentive is provided for any portion of the annual retainer taken in equity.

        Committee Chairs, the Audit Committee financial expert, and our Lead Director receive a supplementary retainer for accepting the additional responsibilities:

  •
  Chair of the Audit Committee receives a retainer of $10,000;

  •
  Audit Committee financial expert receives a retainer of $10,000, unless the individual is also the Chair of the Audit Committee, in which case the total retainer would be $10,000;

  •
  Chair of each of the Compensation and Governance and Nominating Committees receives a retainer of $7,500;

  •
  Chair of the Executive Committee, if a non-management Director, receives a retainer of $7,500;

  •
  Lead Director of the Board receives a retainer of $25,000.

We also reimburse directors for costs incurred by them in attending meetings of the Board. Equity grants are made on the later of the sixtieth day following the Board of Directors' meeting held on the same day as the annual shareholders meeting or the first business day of the calendar year following the annual shareholders meeting. All of the restricted stock units and restricted stock vest on the fourth anniversary of the date of grant. Restricted stock will be delivered following vesting. Payout for restricted stock units occurs following a director's departure from the Board of Directors.

 DIRECTOR COMPENSATION FOR FISCAL 2008

Fiscal 2008 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Marvin J. Girouard(5)	115,000	96,437	—	—	—	165	211,602
Cece Smith(5)	102,000	96,437	—	—	—	139	198,576
George R. Mrkonic(5)	93,500	96,437	—	—	—	—	189,937
Ron Kirk(5)	79,500	90,177	—	—	—	696	170,373
James E. Oesterreicher(5)	86,000	96,437	—	—	—	338	182,775
Erle Nye(5)	90,000	96,437	—	—	—	522	186,959
Rosendo Parra(5)	80,000	96,437	—	—	—	659	177,096
John Mims(5)	76,000	96,437	—	—	—	291	172,728
Harriet Edelman(5)	58,000	99,862	—	—	—	—	157,862

(1)
Mr. Brooks was omitted from the Director Compensation Table since he does not receive compensation for serving on our Board. His compensation is reflected in the Summary Compensation Table of this Proxy Statement. Ms. Edelman joined the Board on March 14, 2008.

(2)
Reflects the aggregate dollar amount of all fees the directors earned in Fiscal 2008 for service as a director, including annual retainer, committee chair fees, meeting and lead director fees. Directors have the option to receive any portion of their $50,000 annual retainer in restricted stock or restricted stock units. Brinker provides a 25% match in kind on any annual retainer converted to shares. For restricted stock, dividends are paid to the directors at the same time as all other shareholders. For the restricted stock units, dividends are accumulated and paid upon distribution.

(3)
Directors were granted 4,440 restricted shares this year. They had the option to take the shares as restricted stock (which will be distributed on January 2, 2012) or restricted stock units (which are distributed upon the director's retirement from the Board).

—
Messrs. Girouard, Mrkonic, Oesterreicher, Mims, Nye, Parra, Ms. Smith, and Ms. Edelman elected to receive their entire retainer in stock.

—
Mr. Kirk elected to receive half of his annual retainer in stock.

—
Ms. Edelman's restricted stock grant occurred on April 8, 2008, therefore her shares will be distributed on April 8, 2012.

  The amounts shown represent the compensation costs for financial reporting purposes in fiscal 2008 of the stock awards granted to the directors in fiscal 2008, as determined pursuant to SFAS 123R. These amounts do not include any reduction in value for the possibility of forfeiture.

(4)
Our directors receive a complimentary dining card for use in our restaurants. The dining card value used by each director was less than $10,000. Therefore, the values in this column are the tax gross up that was paid to each director. While this is a benefit available to all the directors, some chose not to use the benefit when they visit our restaurants and instead pay for their meal on their own.

(5)
The following table details the Board of Directors outstanding equity. All of our restricted shares are non-forteitable when granted and are not reported in the table. Mr. Brooks is omitted from this table as his outstanding equity is reflected in the Outstanding Equity Awards Table of this Proxy Statement. Mr. John Mims and Ms. Harriet Edelman are not listed on this table because all of their equity ownership is held in restricted shares and they do not hold any stock options.

Directors Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Option Exercise Price ($)
				Option Expiration Date
Name	Exercisable	Unexercisable
Marvin J. Girouard	3,750	7,500	25.66	01/04/2016
	4,000	2,000	23.27	01/03/2015
	6,000	—	22.17	01/12/2014
	21,000	—	21.87	01/13/2013
	4,500	—	20.04	01/14/2012
	1,746	—	15.97	01/02/2011
Cece Smith	5,000	10,000	25.66	01/04/2016
	4,000	2,000	23.27	01/03/2015
	6,000	—	22.17	01/12/2014
	6,000	—	21.87	01/13/2013
	34,500	—	20.04	01/14/2012
George R. Mrkonic	2,500	5,000	25.66	01/04/2016
	4,000	2,000	23.27	01/03/2015
	6,000	—	22.17	01/12/2014
	30,000	—	21.53	11/10/2013
Ron Kirk	1,250	2,500	25.66	01/04/2016
	15,276	7,638	23.27	01/03/2015
	8,009	—	22.17	01/12/2014
	7,950	—	21.87	01/13/2013
	6,057	—	20.04	01/14/2012
	24,246	—	15.97	01/02/2011
	2,718	—	11.31	12/28/2008
James E. Oesterreicher	3,750	7,500	25.66	01/04/2016
	4,000	2,000	23.27	01/03/2015
	6,000	—	22.17	01/12/2014
	21,000	—	21.87	01/13/2013
	5,279	—	20.04	01/14/2012
Erle Nye	3,750	7,500	25.66	01/04/2016
	4,638	2,319	23.27	01/03/2015
	7,005	—	22.17	01/12/2014
	37,950	—	21.87	01/13/2013
Rosendo Parra	1,250	2,500	25.66	01/04/2016
	24,581	12,291	25.57	02/08/2015

Communications with the Board of Directors

        If you or any other interested party wishes to communicate with the Board of Directors as a group or with an individual director, including the Lead Director, you or the interested party may direct such communications to the intended recipient in care of the General Counsel, 6820 LBJ Freeway, Dallas, Texas 75240. The communication must be clearly addressed to the specific group or director. Your Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

Qualifications to Serve as Director

        Each candidate for director must possess at least the following specific minimum qualifications:

        1.     Each candidate shall be prepared to represent the best interests of all the Company's shareholders and not just one particular constituency.

        2.     Each candidate shall have demonstrated integrity and ethics in his/her personal and professional life and have established a record of professional accomplishment in his/her chosen field.

        3.     No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

        4.     Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership on at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee's sole judgment, interfere with or limit his or her ability to do so.

        5.     In addition, the Governance and Nominating Committee also desires that candidates possess the following qualities or skills:

          (a)   Each candidate shall contribute to the overall diversity of the Board of Directors—diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences, as well as other differentiating characteristics.

          (b)   Each candidate should contribute positively to the existing chemistry and collaborative culture among the members of the Board of Directors.

          (c)   Each candidate should possess professional and personal experiences and expertise relevant to the Company's business. Relevant experiences might include, among other things, large company CEO experience, senior level multi-unit restaurant or retail experience, and relevant senior level experience in one or more of the following areas—finance, accounting, sales and marketing, organizational development, information technology and public relations.

        Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NYSE or the SEC will be a significant negative factor in any assessment of a candidate's suitability.

Internal Process of Identifying Candidates

        The Governance and Nominating Committee uses a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of the Board of Directors and from shareholders. In determining whether to nominate a candidate, the Governance and Nominating Committee considers the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the members of the Governance and Nominating Committee may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Prospective candidates may also be interviewed by other directors who are not members of the Governance and Nominating Committee. Reports from those interviews or from Governance and Nominating Committee members with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Governance and Nominating Committee are then considered in determining whether a candidate shall be nominated. The Governance and Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

Nomination Rights of Shareholders

        As a shareholder, you may recommend one or more candidates to be considered by the Governance and Nominating Committee as a potential nominee or nominees for election as director of the Company at an annual meeting of shareholders. To do so, you must comply with the notice, information and consent provisions contained in the Company's Bylaws (current copies of the Company's Bylaws are available at no charge from the Secretary of the Company and may also be found in our public filings with the SEC). In order for the candidate recommendation to be timely for the Company's 2009 annual meeting of shareholders, your notice to the Secretary of the Company must be delivered to our principal executive offices no later than May 14, 2009. Any such recommendations received by the Secretary will be presented to the Governance and Nominating Committee for consideration. All candidates (whether identified internally or by a shareholder) who, after evaluation based upon the criteria and process described in "Internal Process of Identifying Candidates" above, are then recommended by the Governance and Nominating Committee and if approved by the Board of Directors, will be included in our recommended slate of director nominees in our proxy statement.

Code of Ethics

        We have adopted a code of ethics that applies to all members of the Board of Directors and our team members. You may obtain a copy of the code free of charge in the Corporate Governance section of our internet website (http://www.brinker.com/investors/Corporate_Governance.asp) or by written request directed to us, at 6820 LBJ Freeway, Dallas, Texas 75240, Attention: General Counsel.

 EXECUTIVE OFFICERS

        The Board of Directors generally elects executive officers annually at its final meeting preceding the annual meeting of shareholders. We have provided you below certain information about our executive officers. You may find information about Mr. Brooks in the prior section captioned "Election of Directors—Information About Nominees."

        Valerie L. Davisson, 46, is Executive Vice President and Chief PeopleWorks Officer, having been elected to this position in June 2007. Ms. Davisson previously served as Executive Vice President of People Works, elected in June 2005, and as Senior Vice President of Human Resources since June 2004. Before joining the Company, Ms. Davisson served as Vice President, Human Resources for Yum! Brands, Inc. from January 2003 to June 2004, Vice President, Field Human Resources for Kentucky Fried Chicken from July 2002 to January 2003, Senior Director, Global Staffing for Yum! Brands, Inc from January 2000 to July 2002, and Director, Field Human Resources for Pizza Hut from December 1998 to January 2000.

        Todd E. Diener, 51, is Executive Vice President and Chili's Grill & Bar President, having been elected to this position in June 2005, having previously served as Executive Vice President and Chief Operating Officer since June 2003, Senior Vice President and Chili's Grill & Bar President since May 1998, and Senior Vice President and Chief Operating Officer of Chili's since July 1996. Mr. Diener joined the Company as a Chili's Manager Trainee in 1981 and was promoted to General Manager in 1983, Area Director in 1985, and Regional Director in 1987. Mr. Diener became Regional Vice President in 1989, a position he held until July 1996.

        David M. Orenstein, 50, is Senior Vice President and On The Border President, having been elected to this position in August 2002, having previously served as Chief Operating Officer of On The Border since May 2002 and Vice President of Operations for On The Border since June 1999. Mr. Orenstein joined the Company as a Chili's Manager in Training in 1984, was promoted to General Manager in 1986, and Area Director in 1988. Mr. Orenstein became a Regional Director in 1993, a position he held until 1997. Between 1997 and 1999, Mr. Orenstein owned and operated his own restaurant.

        John Reale, 54, is Senior Vice President and Interim President of Romano's Macaroni Grill, appointed in August 2007. Mr. Reale also serves as Senior Vice President and Chief Operating Officer for Global Business Development, having been appointed to this role in June 2007. Mr. Reale was Macaroni Grill's Regional Vice President from February 2004 to January 2005 and Chief Operating Officer from January 2005 to July 2007. Previously, Mr. Reale was with Carlson Restaurants Worldwide from March 1995 until February 2004, most recently serving as Vice President of International Business. Mr. Reale was with Ground Round, Inc. from 1979 through 1995.

        Wyman T. Roberts, 49, is Senior Vice President and Maggiano's Little Italy President, having been elected to this position in August 2005. Mr. Roberts previously served as Executive Vice President and Chief Marketing Officer for NBC's Universal Parks & Resorts from December 2000 until August 2005. Mr. Roberts was previously employed by Darden Restaurants, Inc. for 16 years where he most recently served as Executive Vice President, Marketing.

        Charles M. Sonsteby, 55, is Executive Vice President and Chief Financial Officer, having been elected to this position in May 2001. Mr. Sonsteby joined the Company as Director of the Company's Tax, Treasury and Risk Management departments in 1990. In 1994 he was named Vice President and Treasurer and was promoted to Senior Vice President of Finance in 1997, a position he held until May 2001.

        Roger F. Thomson, 59, is Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, having been elected to this position in June 1996. Mr. Thomson joined the Company as Senior Vice President, General Counsel and Secretary in 1993 and was promoted to Executive Vice President, General Counsel and Secretary in 1994. Mr. Thomson served as a Director of the Company from 1993 until 1995.

        Greg L. Walther, 53, is Senior Vice President and Global Business Development President, having been elected to this position in November 2006. Before joining the Company, Mr. Walther previously served as Chief Administrative Officer for Outback Steakhouse International, L.P., from January 2006 to November 2006 and as Chief Financial Officer from April 1995 to December 2005.

        Michael B. Webberman, 48, is Executive Vice President of Brand Solutions, having been elected to this position in June 2003. Mr. Webberman joined the Company in 1989 as a Senior Financial Analyst for Chili's. He was promoted to Vice President of Operations Analysis in 1996 and Vice President of Planning and Analysis in 2000. Mr. Webberman was named Senior Vice President of Concept Services in April 2001.

 EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

        Fiscal 2008 was a challenging year for Brinker and the casual dining industry. While we experienced encouraging trends in comparable restaurant sales in the latter half of the year, our operations continue to be negatively impacted by higher labor, fuel and commodity costs which have taken a toll on consumer confidence and the overall health of the economy.

        Despite the challenges we faced this year, we remain committed to our Company's strategies that are designed to build our business for the long-term and grow shareholder value through our five areas of focus—hospitality; pace and convenience; food and beverage excellence; restaurant atmosphere; and international expansion. During fiscal 2008, these strategies resulted in the following highlights:

  •
  Experienced significant growth in favorable guest feedback across the brands as a result of the Company's focus on both hospitality and food and beverage excellence;

  •
  Innovated ToGo at Chili's through developments in technology and processes with positive results and plans to expand into fiscal year 2009;

  •
  Introduced successful menu items across our brands as a result of our focus on food and beverage excellence, including Honey Chipotle Chicken Crispers and updates on the classic Big Mouth Burger at Chili's, Border Smart selections at On the Border, and award-winning Little Italy Favorites at Maggiano's;

  •
  Re-imaged 73 Chili's restaurants, resulting in mid-single digit increases in sales, with plans to continue our reimage program in fiscal year 2009 at a lower level of investment per restaurant; and

  •
  Internationally opened one company-owned restaurant and 31 franchised restaurants, including eight under our joint investment with CMR, S.A.B. de C.V. to develop approximately 50 Chili's and Maggiano's restaurants in Mexico, and entered into 10 additional development agreements with franchisees, with commitments to build 56 restaurants.

        This difficult operating environment highlighted the need to build a dynamic business model that can achieve sustainable growth in a variety of economic environments in order to create long-term value for our shareholders. During fiscal 2008, these strategies resulted in the following operational highlights:

  •
  We increased the quarterly dividend by 22% to $0.11 per share and paid out $42.9 million in dividends during the fiscal year;

  •
  We repurchased 9.1 million shares of our common stock for $240.3 million;

  •
  We and our franchisees opened 70 company-owned and 43 franchised restaurants domestically and entered into 3 development agreements with franchisees, with commitments to build 77 restaurants;

  •
  We increased royalty revenues from franchisees by approximately 60% percent;

  •
  We sold 76 company-owned Chili's restaurants to our franchisee, ERJ Dining IV, LLC, with a commitment to develop an additional 49 new Chili's restaurants; and

  •
  We continued our investment in team members, particularly at the hourly and restaurant management levels, to improve the overall guest experience, to increase restaurant employee tenure and to reduce future restaurant training and hiring costs.

        Throughout this discussion we make reference to terms that are used internally to define our employee population. To limit the confusion of the reader, we have included a set of defined terms:

  •
  "named executive officers" (NEOs)—our five most highly compensated executives detailed in this discussion;

  •
  "Brinker Leadership Team"—this is our key leadership group of our CEO and our CEO's direct executive reports (which are our executive vice presidents, our brand presidents and our head of global development);

  •
  "senior vice presidents and above"—the group of our executive officers for whom the Committee specifically reviews and approves compensation. This group includes the Brinker Leadership Team as well as other key executive officers within our Company;

  •
  "home office team member"—any of our team members who work in a support role, not specifically for one of our restaurant brands; and

  •
  "brand team member"—any of our team members who work for a particular restaurant brand.

Overview

        The Compensation Committee ("Committee") is comprised entirely of independent directors who are responsible for aligning our compensation programs with our compensation philosophy of rewarding performance. Specifically, the Committee reviews and approves any compensation decisions regarding senior vice presidents and above (with input from the CEO), including the Chairman and CEO. Further information about the duties of the Committee can be found in the Compensation Committee Charter, which can be found on our website at http://brinker.com/corp_gov/comp_committee.asp. To make certain the Committee is able to effectively carry out its responsibilities, it takes the following actions:

  •
  Retains an independent consultant (currently Pearl Meyer & Partners) to advise on executive compensation.

  •
  Benchmarks with an outside, independent third party vendor to determine competitive compensation levels based on a peer group that represents both restaurant companies and those companies with whom we compete for talent. The peer group for each officer may vary depending on the nature and scope of his/her individual responsibilities.

  •
  Reviews annually detailed compensation tally sheets for the named executive officers.

  •
  Submits recommendations to the full Board of Directors for ratification of the CEO's compensation.

  •
  Holds executive sessions (without our management present) at every Committee meeting.

Compensation Philosophy and Objectives

        The executive compensation program is designed to reinforce our strategic principles—to be a premier and progressive company with a balanced approach towards people, quality and profitability and to enhance long-term shareholder value. To this end, the following principles guide the development of the executive compensation program:

  •
  Embrace a pay-for-performance philosophy by placing significant amounts of compensation "at risk". Throughout the organization, compensation is tied not only to our performance as a whole, but also to the attainment of individual Key Performance Indicators (KPIs) that are aligned with our strategic initiatives.

  •
  Provide competitive levels of compensation to attract and retain the best qualified executive talent. Both the Committee and our Brinker Leadership Team strongly believe that the caliber of our overall officer team makes a significant difference in our sustained success over the long-term.

  •
  Directly link our officers' interests with those of shareholders by providing opportunities for long-term incentive compensation based on changes in shareholder value and having executives satisfy stock ownership guidelines.

        In addition to its annual duties, this fiscal year the Compensation Committee focused on conducting a Brinker versus best practices analysis of our programs and policies. The Committee determined that in a majority of cases we were already following best practices for executive compensation, but there were a few items on which the Committee elected to take action.

  •
  Change in Control Provisions—We do not have any change in control agreements, but our variable compensation plans do address a change in control. Our plans allow for the acceleration of unvested equity and target payouts for any performance based incentive plan. We do not have any gross ups. However, acceleration of stock options that are out of the money could potentially subject the participant to excise tax under certain circumstances. To eliminate this additional tax, the stock option language in future grant agreements was changed to exclude the vesting of stock options where the market price is below the strike price.

  •
  Evaluation of Performance Targets—Our compensation programs are focused on paying for performance, both for individual results and Company results. Plans are evaluated on a regular basis to ensure targets are set appropriately. As an additional check, the Committee has adopted the best practice of more thoroughly monitoring competitive performance based on metrics used within the Company to ensure metrics are set appropriately.

  •
  Clawback Provisions—The Committee determined that clawback language should be inserted into our individual plan documents and grant agreements going forward. Specifically, language was adopted stating that if the Board of Directors determines that any fraud, negligence, or intentional misconduct by an Officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or Committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence.

Benchmarking

        To help assess the compensation of our senior vice presidents and above, including the named executive officers, each year the Committee engages an outside, independent third party vendor to provide market data (base salary, short-term incentive targets, long-term incentive values, and total compensation). For fiscal 2008, we retained Hewitt Associates ("Hewitt") to provide us with robust data drawn from their detailed proprietary database containing compensation levels at hundreds of companies. We were near the median in terms of revenue size as compared to our benchmarking peer group and Hewitt regressed the data to our revenue size ensuring the data was relevant for comparison purposes. The benchmarking peer group is carefully selected based on criteria including restaurant and brand product industries, operating structure, location and size. Proxy data from our Performance Share Plan peer group (which is identified in more detail in the Long-Term Incentives section of this Compensation Discussion and Analysis) was blended with data from Hewitt's database for the NEOs to provide us with benchmark information that we believe accurately reflects the market in which we compete for executive talent, particularly for the named executive officers. The following table lists the companies used in fiscal 2008 as our benchmarking proxy peer group for the named executive officers:

Benchmarking Proxy Peer Group

Applebee's International, Inc.	Jack in the Box Inc.	Sonic Corp.
CBRL Group, Inc.	McDonalds Corporation	Starbucks Corporation
CEC Entertainment, Inc.	Panera Bread Company	Wendy's International, Inc.
The Cheesecake Factory Inc.	P.F. Chang's China Bistro, Inc.	Yum! Brands, Inc.
Darden Restaurants, Inc.	Ruby Tuesday, Inc.

        Hewitt provided the benchmark information at both the 50th and 75th percentiles which is used to establish ranges for total compensation. We do not, however, target a specific total compensation level. We strive to be competitive in the marketplace by appropriately balancing all elements of compensation (short-term versus long-term and fixed versus variable) while recognizing our performance, as well as the individual's performance, criticality and experience, and internal equity. There is no set policy which determines the mix between cash and non-cash compensation, but in maintaining our compensation philosophy of paying for performance, compensation is more heavily weighted towards variable compensation (short and long-term) than base salary. This weighting is identified in the table below which shows our fixed versus variable mix for targeted total compensation.

Targeted Fixed Versus Variable Compensation Mix for the Named Executive Officers for Fiscal 2008

Name	Position	Fixed Compensation as a % of Target Total Compensation	Variable Compensation as a % of Target Total Compensation
Douglas H. Brooks	Chairman of the Board, President and CEO	19%	81%
Charles M. Sonsteby	EVP and CFO	23%	77%
Todd E. Diener	EVP and Chili's Grill & Bar President	25%	75%
Roger F. Thomson	EVP, CAO, General Counsel and Secretary	31%	69%
Michael B. Webberman	EVP Brand Solutions	29%	71%

Fiscal 2008 Executive Compensation Components:

        For the fiscal year ended June 25, 2008, the principal components of compensation for our named executive officers were:

  •
  Base Salary;

  •
  Short-Term Incentives;

  •
  Long-Term Incentives;

  •
  Retirement Benefits;

  •
  Health and Welfare Benefits; and

  •
  Perquisites.

In the sections that follow we detail how each component of compensation is evaluated. It is important to note that while each individual component is reviewed, it is done so with an eye towards total compensation. When all the components are combined it is the Committee's goal to ensure that total compensation is competitive and balanced between fixed and variable and short-term and long-term and reflective of individual and company performance.

Base Salary

        Base salaries provide our team members with a level of certainty about their compensation allowing them to objectively focus on performance. Annually, we review base salaries during our benchmarking process. Salary adjustments take into account benchmark data, but are weighted more heavily towards individual performance, or attainment of KPIs. KPIs are created for each employee, including our named executive officers, at the beginning of the fiscal year and align with our strategic and financial goals. The Committee annually establishes the CEO's KPIs for the coming year, evaluates his performance against these KPIs, reviews the relevant benchmark data, and then determines his salary increase, if any. With input from the CEO (except concerning his own compensation), the Committee also reviews and approves the base salaries of our senior vice presidents and above, including the named executive officers. Outside of the annual salary review, base salaries for the senior vice presidents and above are reviewed by the Committee when there is a new hire, promotion or change in job responsibility. If one of these events occur between scheduled Committee meetings, the Committee Chair reviews and approves the information.

Short-Term Incentives

        Our Profit Sharing Plan is a non-qualified annual incentive arrangement in which all corporate team members, including the named executive officers, and certain restaurant brand team members participate. The plan is aligned to enhance shareholder value by growing earnings per diluted share (EPS) while investing capital wisely. The plan has two metrics. The first measures the business performance of the overall company (or brand/division within the company) and makes up two-thirds of a team member's profit sharing. The second measures individual performance, or KPIs, and makes up the remaining one-third of the team member's profit sharing. Having a portion of profit sharing tied to individual performance allows us to recognize and retain our top performers by rewarding their contribution to the organization.

  Business Performance Metric

        We have two sets of business performance metrics depending on whether the team member works for a restaurant support center or a brand/division. For restaurant support center team members who support all of the brands, the business performance metric is actual EPS growth versus planned EPS growth. EPS is a common financial metric that is relatively straight forward in terms of calculation and communication, it captures the significant aspects of the business, and allows us to link the interests of our shareholders and team members. All of our named executive officers' short-term incentive is based on EPS, except for Mr. Diener, President of Chili's Grill & Bar.

        Mr. Diener's business performance metrics, and all team members who work for a brand/division, consists of actual profit before tax (PBT) versus planned PBT for the brand/division.

        The formulas used to calculate both plan and actual performance are defined in our Profit Sharing Plan. However, from time to time events and related accounting treatments occur that are not explicitly detailed within the bounds of the Profit Sharing Plan. In such instances, the Compensation Committee reviews the scenarios and determines how specific events should be accounted for under the Profit Sharing Plan. The intent when making such decisions is to ensure the impact to the Profit Sharing Plan is fair to both participants and shareholders.

  Individual Performance Metric

        The individual performance metric is based upon attainment of individual KPIs. KPIs allow us to focus individuals on line-of-sight items such as sales and revenue goals, project implementations, or customer service satisfaction. Each individual's KPIs align with our overall corporate strategy. We believe that how you achieve the goal is just as important as accomplishing the goal. As a result, part of the individual metric evaluates how well a participant emulates the Brinker Behaviors. Our six Brinker Behaviors are:

  •
  Deliver on your promises;

  •
  Ensure everything you do adds value;

  •
  Think globally, act locally;

  •
  Value diversity in people and perspectives;

  •
  Take worthwhile risks; and

  •
  Play well together.

        Not one Brinker Behavior is more important than another and all are necessary to maintain our culture and ensure our success in the future. A few of the Brinker Behaviors are described here to explain why they were chosen and how they are measured. "Playing well together" is extremely important because we are a portfolio company that shares capital, know-how, and human resources. We cannot operate efficiently unless all departments work together cohesively. "Playing well together" is continuously measured through feedback from internal and external customers. Also, finding the best solution to challenges comes through open dialog that values all ideas. Therefore, it is important that we hire people with diverse backgrounds and unique perspectives as well as encourage existing team members to think in new ways. We measure diversity through hiring goals and education goals. We hold our team members accountable for all of the Brinker Behaviors, including those not disclosed in further detail. Both individual achievement and teamwork are necessary to reach our long-term strategic goals.

  Annual Profit Sharing Targets and Payouts

        We determine individual annual incentive targets, which are stated as a percent of base salary based in part on the benchmark data provided by our independent data provider and each officer's level of responsibility. The annual targets for the Profit Sharing Plan are approved annually by the Committee for our senior vice presidents and above, including the named executive officers. Under the Profit Sharing Plan the maximum award that any individual can receive is 150% of his/her individual annual incentive target. There are minimum performance thresholds that must be achieved to earn a payout.

        Payouts under the individual performance metric are based on each team member's relative KPI performance; however, for the named executive officers the individual performance payout percentage is capped at 100% of their individual target (unless the Company achievement is greater than 100%, then their individual performance payout will be adjusted based on the Company's performance). The Committee reviews the CEO's performance and sets his individual performance payout percentage anywhere between 0% and 100% of his individual target. The Committee also reviews and approves individual performance payout percentages for senior vice presidents and above, including the named executive officers, with input from the CEO.

        The Committee has the authority to approve awards, modify, administer and interpret the Profit Sharing Plan. They may take any action necessary for the proper and efficient operation of the Profit Sharing Plan. Performance is tracked throughout the year and reviewed by the Committee. As previously mentioned, from time to time events occur that are not specifically addressed under the Plan. During fiscal 2008, the Committee reviewed and determined the treatment of the following items, among others, which impacted the earnings calculation used in the Profit Sharing Plan: impairment charges related to Romano's Macaroni Grill and other restaurants, depreciation of assets held for sale (including Romano's Macaroni Grill), restructuring costs, accounting gains from franchise activity, and planned pre-opening expenses. The Committee reviewed each scenario and determined how the event should be treated under the Profit Sharing Plan. In all cases the objective was to act fairly to both participants and shareholders.

  Fiscal 2008 Profit Sharing Plan Performance

        This year the Company established a target which was consistent with our long-term goal of annual EPS growth. Our operating climate was challenging with increased fuel and commodity costs coupled with declines in traffic to our restaurants. We were profitable and able to return value to our shareholders, but not at the planned level. Actual adjusted EPS was $1.59. This achievement was below our threshold level of performance to earn a profit sharing payout under the Business Performance Metric, but above the threshold to allow for payout under the Individual Performance Metric.

Long-Term Incentives

        Our shareholders approved our Stock Option and Incentive Plan (the "Overall Plan") originally in November 1998 and since that time have approved amendments to the Overall Plan in November 2002 and November 2005. Under the Overall Plan, the Committee has the authority to issue stock options, stock appreciation rights, restricted stock and restricted stock units.

        We tie a significant portion of our entire officer team's total opportunity for financial gain to increases in shareholder wealth as reflected by the market price of our common stock. As a result, our officer's interests are closely aligned with shareholders' long-term interests. We grant a mix of incentive and non-qualified stock options, performance shares (measure our relative TSR to our competitors), and career equity (a form of restricted stock units) to all of our officers. The Committee determines the value of the long-term incentive award for the CEO and senior vice presidents and above, including the named executive officers, with the aid of an independent consultant and by considering the following factors:

  •
  benchmark data;

  •
  scope and responsibility of the individual;

  •
  their individual performance;

  •
  plan costs; and

  •
  share usage under the Overall Plan.

        First, the benchmark data is analyzed to establish the range of the awards. While share usage and plan cost do not drive the determination of an individual's award, it is reviewed to ensure we are spending our shares responsibly and understand the cost associated with each award. Once the range is established, an individual's performance is evaluated as well as their level of responsibility within the organization to determine individual opportunity levels. Equity programs, in general, link an employee's financial gain with the performance of the company. In addition to just driving company performance, we also strive to outperform our competition. As such, our long-term incentives are weighted more heavily towards performance shares rather than stock options or career equity.

        The Committee determined at the beginning of fiscal 2007, all equity based awards, including stock options, will be granted on the last Thursday of each August. August is the month each year that we pay out any earned short-term incentives and provide merit increases, if applicable. However, the Committee does not grant equity compensation awards in anticipation of the release of material nonpublic information so the grant date could change if such a case should occur.

  Stock Options

        We grant stock options because they allow our officers to feel like owners of the company and since the exercise price is based on the closing price of our common stock on the date of grant, they only have value to the grantee when the market price of our common stock increases. All of our officers are eligible for annual grants of incentive and non-qualified stock options. Our stock options vest 25% per year over four years and have a term of eight years.

  Performance Share Units

        To balance out the volatility of stock options while still aligning with shareholders we also grant performance shares. The Performance Share Plan is based on a three-year performance cycle. For all participants the criterion for payment is the relative performance of our total shareholder return in comparison to the total shareholder return of a select group of publicly-traded restaurant companies with whom we compete for investor dollars and executive talent (these companies are also used in our executive compensation benchmarking). A new three-year cycle commences every year. Total shareholder return is the measurement of the appreciation in the stock price for each company, plus dividends, if any. The following is a list of the fiscal 2008 total shareholder return peer group:

Total Shareholder Return Peer Group

Applebee's	Cheesecake Factory
Cracker Barrel	CEC Entertainment
Darden Restaurants	McDonald's
Jack in the Box	P.F. Chang's
Panera Bread Co.	Ruby Tuesday
Starbucks	Sonic Restaurants
Wendy's	YUM!

        Each participant is given a target award at the beginning of each three-year cycle which will be paid out in common stock at the end of the designated three-year cycle based on performance. The actual number of shares of common stock granted will vary between 0% and 175% of their target award based on our relative total shareholder return against the peer group. To earn 100% of the targeted award, we have to rank in seventh place among the peer group. If an award is earned and our three-year total shareholder return is negative, the grant will be reduced by 20%. All shares of common stock are fully vested upon issuance. The first award of performance shares was made in fiscal 2006 and the first payout was earned at the end of fiscal 2008. Relative to our peers, we ranked in ninth place and earned a 56% payout (the payout reflects a reduction due to negative shareholder return).

        The Performance Share Plan states that if a peer company merges with a company outside the peer group and less than twenty-four months have elapsed since the start of the measurement period, that company will fall to last place. If more than twenty-four months have elapsed, then the peer company's performance will be frozen and ranked as appropriate. In regards to the fiscal 2006 plan that paid out at the end of fiscal 2008, Applebee's performance was frozen and they were ranked accordingly. In the plan year that began in fiscal 2008, they have been ranked in last place.

        With Outback Steakhouse Inc. going private and IHOP purchasing Applebee's in 2007, limitations on the Committee's ability to alter the peer group during the measurement period were highlighted. Specifically, the adverse accounting treatment that would occur if a change was made. The Committee focused on other ways to treat peer companies that are acquired or go private during the measurement period. The Fiscal 2009 Performance Share Plan was adjusted to eliminate the twenty-four month rule listed in the paragraph above and simply freeze the performance whenever the company ceases to trade and adjust the frozen company's performance based on the median performance of the peer group. Also, if a peer company is acquired by a non-peer company, but it is reasonable to include them in the peer group, the non-peer company will be added and their performance tracked throughout the measurement period. These changes allow the Committee to ensure the peer group used to measure our relative TSR performance is an accurate reflection of our competitors.

  Career Equity

        In fiscal 2007 the Committee undertook a comprehensive review of our retirement programs and provisions. One of the outcomes of the study was that we did not provide our officer team an appropriate incentive to remain with the company throughout their career. Beginning in fiscal 2008, we implemented a career equity program. Under the program restricted stock units are granted annually and vest upon the officer's retirement (detailed information concerning our retirement provisions can be found below in the paragraph titled Retirement Definitions and Payouts). This new program allows the Company to provide an incentive for key talent to remain throughout their careers helping to mitigate retention issues while at the same time tying their compensation to the performance of the Company

  Stock Ownership Guidelines

        We have stock ownership guidelines for our Board of Directors and our senior vice presidents and above, including the named executive officers. Stock ownership aligns these officers and directors with shareholders and promotes good corporate citizenship.

        The guidelines for our senior vice presidents and above define stock ownership to include any shares currently owned; vested, in the money stock options (which are converted for this purpose to share equivalents based on the "in the money" value of the stock option); unvested restricted stock or restricted stock units; and one-third of any unvested performance shares.

        The guidelines for our Board of Directors define stock ownership to include any shares currently owned; vested, in the money stock options (which are converted for this purpose to share equivalents based on the "in the money" value of the stock option); and unvested restricted stock or restricted stock units. The guideline was established by taking a multiple of base salary (annual retainer in the case of the Board) which was used to calculate a fixed share amount by position. The guidelines are as follows:

Stock Ownership Guidelines

Level	Stock Ownership Guidelines
Board Member	9,000
CEO	202,500
EVP	67,500
SVP	33,000

        Ownership is reviewed annually by the Board of Directors. Officers subject to the guidelines have five years to accumulate the necessary shares. Should any of these officers be below the guideline after being in the program for five years, they will receive half of any short-term incentives in shares until the guideline is met. Approximately 25% of the current senior vice presidents and above, and 80% of the named executive officers, already meet the guideline. Directors have four years to accumulate the necessary shares. Currently 89% of the current directors meet the guideline. No officer or director is permitted to hedge the economic ownership of their guideline.

Retirement Benefits

  Savings Plans

        Our 401(k) Savings Plan ("Plan I") and Deferred Income Plan ("Deferred Plan") are designed to provide the Company's team members with a competitive tax-deferred long-term savings vehicle. Plan I is a qualified 401(k) plan and the Deferred Plan is a non-qualified deferred compensation plan.

  •
  Plan I

        All of our team members, including those who may be classified as highly compensated by the IRS, who have attained the age of twenty-one and completed both one year and one thousand hours of service with the Company are eligible to participate in Plan I. We will match 100% of each participant's contribution for the first 3% of the participant's base salary and bonus and 50% for the next 2% of the participant's salary and bonus. All Company contributions vest immediately.

  •
  Deferred Plan

        The Deferred Plan is a non-qualified deferred compensation plan for all of our officers, including the named executive officers. Deferred Plan participants elect the percentage of their salary and bonus, not to exceed 50%, they wish to defer into their Deferred Plan account. Deferrals are not eligible for investment options, but earn a flat rate of interest which is compounded monthly. The interest rate is set to the prime rate on the first business day each November. We do not match any deferrals under the Deferred Plan. Plan liabilities are notionally funded through Corporate Owned Life Insurance policies held within a Rabbi Trust. Trust assets are subject to the claims of the Company's creditors.

  Medical Benefits

        Select officers, including the named executive officers, are eligible to receive retiree medical insurance from us if they meet our definition of retirement (described below in the paragraph of the section entitled "Retirement Definitions and Payouts"). This fully insured policy is paid for by both the retiree and the Company. Participants are eligible to receive this coverage until age 65.

  Retirement Definitions and Payouts

        As mentioned previously the Committee and the Company undertook a review of our retirement programs during fiscal 2007. Beginning in fiscal 2008, a revised retirement definition was adopted. Early retirement is defined as age plus years of service equal 70, with a minimum age of 55. Normal retirement is defined as age plus years of service equal 70, with a minimum age of 60, or age 65 (regardless of service). This definition is applied to all of our equity programs, our retiree medical program, and our Profit Sharing Plan. Listed below are our programs and their treatment under early and normal retirement:

	Early Retirement	Normal Retirement
Stock Options	Unvested shares accelerated and the shorter of 12 months or the expiration date to exercise	Unvested shares accelerated and the shorter of 36 months or the expiration date to exercise
Performance Shares	Pro-rated and paid at the end of the measurement period if a pay out is earned	100% pro-ration and paid at the end of the measurement period if a pay out is earned
Career Equity	Pro-rated and paid upon retirement	100% pro-ration and paid upon retirement

Health and Welfare Benefits

        All of our salaried team members are eligible for health and welfare benefits, including the named executive officers. Our salaried team members also receive term life insurance, short-term disability, and long-term disability. The level of company-provided coverage for the senior vice presidents and above, including the named executive officers, is at a higher rate than other employees for some company-provided benefits. We have provided detailed information in the chart below for the named executive officers.

Company Paid Benefits for the Named Executive Officers

	Life Insurance	AD&D Insurance	Long-Term Disability	Long-Term Care
Benefit	4X Salary up to $3.5M	2X Salary up to $1M	70% Wage Replacement up to $30K per month	$150 daily benefit amount

Perquisites

        We provide our officers with perquisites that are reasonable and consistent with our overall compensation program to enable us to compensate fairly and attract executive talent. The Committee reviews the perquisites during our annual benchmarking process. We currently provide our officers with the following perquisites:

  •
  a car allowance;

  •
  a financial planning allowance;

  •
  a dining card;

  •
  an annual physical reimbursement;

  •
  an airline club membership;

  •
  a cell phone allowance; and

  •
  a health club reimbursement.

        We do not own or lease any aircraft. Providing perquisites separately, and not rolling them into base salary, ensures those dollars are not included in our calculations for benefits such as life insurance and other programs that use base salary in their calculation such as the Profit Sharing Plan and our 401(k) Plan.

Change in Control

        We do not have any change in control agreements in place with any of our officers. However, our stock programs and Profit Sharing Plan do contain change in control provisions. Under our stock option program, in the event of a change in control, the unvested options are accelerated and the optionee has the full remaining term to exercise. We have made a change to this provision which will take effect in fiscal 2009. We will only accelerate "in the money" stock options.

        Vesting on all unvested restricted shares is also accelerated as of the date of change in control. Under our Performance Share Plan, the participant becomes 100% vested and the relative ranking is established as of the date of the change in control thus ending the measurement period. In no event will less than 100% of the target award be distributed to the participant. As for our Profit Sharing Plan, if a change in control should occur prior to the end of the fiscal year, the participant will be eligible to receive a payment equal to the greater of the payout as calculated under the Plan provisions or his/her annual target award.

Tax and Accounting Implications

        The Committee has considered the impact of Section 162(m) of the Internal Revenue Code. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. It is the intent of the Company and the Committee to qualify to the maximum extent possible our executives' compensation for deductibility under applicable tax laws. However, the Committee does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Accordingly, the Committee reserves the right to award compensation that is or could become non-deductible when it believes that such compensation is consistent with our strategic goals and in our best interests. For fiscal year 2008, we believe the annual incentive payments, stock options, and performance shares all qualify for deduction under section 162(m).

        Accounting for our stock-based awards including our stock option program and performance share program is in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share Based Payment" ("SFAS 123R").

Administration of Compensation Program

        The Committee's administration of the executive compensation program is in accordance with the principles outlined at the beginning of this Compensation Discussion and Analysis. The Committee believes that our compensation programs provide the necessary incentives and flexibility to promote our performance-based compensation philosophy while being consistent with our objectives. Our financial performance supports the compensation practices employed during the past year. No member of the Committee serves or previously served as an employee or officer of the Company.

Adjustment or Recovery of Awards

        During the fiscal year, the Committee determined that clawback language should be inserted in our individual plan documents and our grant agreements going forward. Specifically, language was adopted stating that if the Board of Directors determines any fraud, negligence or intentional misconduct by an Officer was a significant contributing factor to the Company having to restate all or a portion of its financial statements, the Board or Committee shall take, in its discretion, such action as it deems necessary to remedy the misconduct and prevent its recurrence. Further, under Section 304 of Sarbanes-Oxley, if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO must reimburse the company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and (2) any profits realized from the sale of securities of the Company during those 12 months.

Consideration of Prior Amounts Realized

        In furtherance of the Company's philosophy of rewarding executives for future superior performance, prior stock compensation gains are not considered in setting future compensation levels.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted, COMPENSATION COMMITTEE
GEORGE R. MRKONIC (Chair) MARVIN J. GIROUARD JAMES E. OESTERREICHER ROSENDO G. PARRA CECE SMITH

Fiscal 2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4 & 5)	Total ($)
Douglas H. Brooks,	2008	900,000	—	633,595	869,923	333,333	29,118	50,583	2,787,434
Chairman of the Board,	2007	900,000	—	2,019,545	1,267,786	706,667	16,266	51,932	4,945,930
President, and CEO
Charles M. Sonsteby	2008	616,171	—	1,106,131	328,032	164,498	11,905	46,062	2,260,894
EVP and CFO	2007	597,985	—	1,598,819	473,424	338,473	5,904	49,212	3,057,913
Todd E. Diener	2008	628,852	—	749,237	200,140	146,898	—	60,065	1,785,192
EVP and Chili's Grill & Bar	2007	609,612	—	1,557,427	544,168	392,291	—	56,101	3,159,599
President
Roger F. Thomson	2008	518,970	—	676,633	209,147	103,911	1,472	46,806	1,555,467
EVP, CAO, General Counsel	2007	503,653	—	956,418	363,018	213,809	120	51,374	2,088,272
and Secretary
Michael B. Webberman	2008	406,770	—	669,508	184,409	81,446	1,303	46,755	1,388,888
EVP Brand Solutions	2007	393,032	—	522,472	237,103	166,978	94	47,663	1,367,248

(1)
The amounts shown represent the compensation costs for financial reporting purposes in fiscal 2008 of equity granted to the NEOs in fiscal 2008, as well as compensation costs for such grants made in prior years as determined pursuant to SFAS 123(R). These amounts do not include any reduction in the value for the possibility of forfeiture. See footnote 1 to our 2008 Annual Report to Shareholders in Exhibit 13 of our Form 10-K for the fiscal year ended June 25, 2008 ("Form 10-K") and Critical Accounting Estimates in Management's Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-K for the assumptions made in determining the SFAS 123R values.

(2)
The amounts shown were earned under our fiscal 2008 Profit Sharing Plan. Details about the plan can be found in the Compensation Discussion and Analysis under the section titled "Short Term Incentives" of this proxy statement.

(3)
Reflects the above market interest paid in the Deferred Plan to the NEOs. The market rate is the applicable federal rate published under revenue ruling 1274. The rate for June 2008 was 5.23%. Our Deferred Plan paid 8.25% in calendar year 2007 and 7.75% in calendar year 2008.

(4)
The amounts shown in this column reflect the value of benefits and perquisites provided to the NEOs during the year. These include: car allowance, dining card, taxable travel, financial planning, health club reimbursement, annual physical, phone allowance, life insurance, retiree medical, contributions to the qualified 401(k) plan and vacation buyback.

(5)
The majority of the other income dollars are for benefits:

—
Mr. Brooks received $15,341 in taxable life insurance;

—
Mr. Diener received $12,172 for vacation buyback; and

—
Mr. Thomson received $11,443 in life insurance premiums.

  Except as otherwise specifically noted above, the amount of or incremental cost to us with respect to, any of the perquisites or other benefits did not exceed $25,000 or 10% of the total amount of perquisites and personal benefits to any NEO.

Fiscal 2008 Grants of Plan-Based Awards Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(3 & 4)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas H. Brooks
Performance Shares	8/30/2007				0	75,000	131,250				1,663,500
Restricted Stock Units	8/30/2007							5,100			144,330
Stock Options	8/30/2007								110,000	28.30	790,900
Profit Sharing	N/A	500,000	1,000,000	1,500,000
Charles M. Sonsteby
Performance Shares	8/30/2007				0	30,000	52,500				665,400
Restricted Stock Units	8/30/2007							1,500			42,450
Restricted Stock Units	9/14/2007							5,000			138,550
Stock Options	8/30/2007								50,000	28.30	359,500
Profit Sharing	N/A	246,468	492,937	739,405
Todd E. Diener
Performance Shares	8/30/2007				0	30,000	52,500				665,400
Restricted Stock Units	8/30/2007							1,500			42,450
Restricted Stock Units	9/14/2007							5,000			138,550
Stock Options	8/30/2007								55,000	28.30	395,450
Profit Sharing	N/A	220,098	440,196	660,295
Roger F. Thomson
Performance Shares	8/30/2007				0	15,500	27,125				343,790
Restricted Stock Units	8/30/2007							1,500			42,450
Restricted Stock Units	9/14/2007							3,000			83,130
Stock Options	8/30/2007								25,000	28.30	179,750
Profit Sharing	N/A	155,691	311,382	467,073
Michael B. Webberman
Performance Shares	8/30/2007				0	15,500	27,125				343,790
Restricted Stock Units	8/30/2007							1,500			42,450
Restricted Stock Units	9/14/2007							5,000			138,550
Stock Options	8/30/2007								25,000	28.30	179,750
Profit Sharing	N/A	122,031	244,062	366,093

(1)
The amounts shown in column (c) reflect the minimum payment level under the Company's Profit Sharing Plan. The minimum award level is 50% of target (d) and the maximum award is 150% of target (e).

(2)
The amounts in columns (f)–(h) reflect the range of pay outs under our Performance Share Plan (detailed in the Compensation Discussion and Analysis under the section titled "Long-Term Compensation" of this proxy statement). The August 30, 2007 date reflects the date the target award was established for the performance shares. The actual award will not be earned until the end of fiscal 2010.

(3)
The amounts listed in column (i) with a grant date of August 30, 2007 reflect the number of shares granted to the NEOs under our Career Equity Program which was implemented in fiscal 2008. The shares are granted annually based on a target value and vest upon retirement. Details of the program can be found in the Compensation Discussion and Analysis under the section titled "Long-Term Compensation" of this proxy statement.

(4)
The amounts listed in column (i) with a grant date of September 14, 2007 reflect the shares granted to Messrs. Sonsteby, Diener, Thomson and Webberman to partially off-set changes made to our retirement provisions in fiscal 2008. This is a one time award that vests at the later of age 55 or three years from the date of grant.

(5)
The amounts shown represent the fair market value at grant date for financial reporting purposes in fiscal 2008 of stock awards as determined by SFAS 123R.

Fiscal 2008 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
										Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
									Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(9 & 10)
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)
								Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
						Number of Shares or Units of Stock That Have Not Vested (#)(2)
				Option Exercise Price ($)
					Option Expiration Date
Name	Exercisable	Unexercisable
Douglas H. Brooks		110,000		28.30	08/30/2015	5,100		100,062	75,000	1,471,500
	28,125	84,376		25.65	08/31/2014	8,316	(3)	163,160	112,500	2,207,250
	41,250	41,250		25.78	10/20/2013	3,380	(3)	66,316	82,500	1,618,650
	187,500			22.59	11/04/2014
	187,501			21.67	11/13/2013
	187,500			20.45	11/14/2012
	187,500			18.60	11/15/2011
	168,752			17.97	11/08/2010
	168,750			10.75	11/04/2009
Charles M. Sonsteby		50,000		28.30	08/30/2015	1,500		29,430	30,000	588,600
	7,500	22,501		25.65	08/31/2014	5,000		98,100	30,000	588,600
	14,250	14,250		25.78	10/20/2013	2,772	(4)	54,387	28,500	559,170
	67,500			22.59	11/04/2014	1,127	(4)	22,112	120,000	2,354,400
	67,501			21.67	11/13/2013
	7,500			20.45	11/14/2012
Todd E. Diener		55,000		28.30	08/30/2015	1,500		29,430	30,000	588,600
	13,125	39,376		25.65	08/31/2014	5,000		98,100	52,500	1,030,050
	22,500	22,500		25.78	10/20/2013	7,678	(5)	150,642	45,000	882,900
	67,500			22.59	11/04/2014	3,344	(5)	65,609	75,000	1,471,500
	67,501			21.67	11/13/2013
	67,500			20.45	11/14/2012
	67,500			18.60	11/15/2011
	56,252			17.97	11/08/2010
	56,250			10.75	11/04/2009
	118,179			11.89	01/21/2009
Roger F. Thomson		25,000		28.30	08/30/2015	1,500		29,430	15,500	304,110
	6,750	20,251		25.65	08/31/2014	3,000		58,860	27,000	529,740
	13,125	13,125		25.78	10/20/2013	3,362	(6)	65,962	26,250	515,025
	69,750			22.59	11/04/2014	1,366	(6)	26,801	63,000	1,236,060
	4,619			21.67	11/13/2013
Michael B. Webberman		25,000		28.30	08/30/2015	1,500		29,430	15,500	304,110
	6,375	19,126		25.65	08/31/2014	5,000		98,100	25,500	500,310
	11,250	11,250		25.78	10/20/2013	1,732	(7)	33,982	22,500	441,450
	60,000			22.59	11/04/2014	620	(7)	12,164	33,000	647,460
	4,619			21.67	11/13/2013
	4,917			20.45	11/14/2012
	5,376			18.60	11/15/2011
	5,646			17.97	11/08/2010

(1)
Unvested options vest 25% per year for four years and have an eight year life.

(2)
The first award listed in this column are is for our Career Equity program (details can be found in the CD&A under the Long-Term Incentive section). The second award listed for Messrs. Sonsteby, Diener, Thomson and Webberman reflect a one time grant that vests the later of age 55 or three years from the date of grant. All remaining awards were granted under our LTIP program which was discontinued at the end of fiscal 2006. These shares vest in equal thirds over a three-year period from the date of grant.

(3)
On 8/26/08 all 3,380 shares vested and on 8/31/08 4,158 shares vested of the 8,316 shares listed.

(4)
On 8/26/08 all 1,127 shares vested and on 8/31/08 1,386 shares vested of the 2,772 shares listed.

(5)
On 8/26/08 all 3,344 shares vested and on 8/31/08 3,839 shares vested of the 7,678 shares listed.

(6)
On 8/26/08 all 1,366 shares vested and on 8/31/08 1,681 shares vested of the 3,362 shares listed.

(7)
On 8/26/08 all 620 shares vested and on 8/31/08 866 shares vested of the 1,732 shares listed.

(8)
Restricted stock and restricted stock units are valued at the closing price of the Company's common stock as of the end of our fiscal year ended June 25, 2008.

(9)
The first three grants in this column for all the NEOs reflect target awards under the F08-F10, F07-F09 and F06-F08 Performance Share Plan respectively. The F06-F08 award paid out on 8/15/08 at 56% of target. Mr. Brooks received 46,200 shares of the 82,500 listed, Mr. Sonsteby received 15,960 shares of the 28,500 listed, Mr. Diener received 25,200 shares of the 45,000 listed, Mr. Thomson received 14,700 shares of the 26,250 listed and Mr. Webberman received 12,600 shares of the 22,500 listed.

(10)
The last award in the column for Messrs. Sonsteby, Diener, Thomson and Webberman reflect estimated awards under the 2005 Executive Long-Term Incentive Plan. In order for the shares to vest, net income thresholds have to be attained in each of the three vesting years (2008, 2009 and 2010). For 2008, the plan targets were met and one-third of the grants listed vested on 8/15/08. Mr. Sonsteby received 40,000 of the 120,000 shares listed, Mr. Diener received 25,000 of the 75,000 shares listed, Mr. Thomson received 21,000 of the shares listed and Mr. Webberman received 11,000 of the shares listed.

Fiscal 2008 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Douglas H. Brooks	—	—	11,746	337,869
Charles M. Sonsteby	—	—	3,916	112,642
Todd E. Diener	—	—	13,429	388,183
Roger F. Thomson	—	—	4,747	136,545
Michael B. Webberman	—	—	2,151	61,894

(1)
Reflects the difference between the market price of our common stock at the date and time of exercise and the exercise price of the option.

(2)
Vesting of restricted stock and restricted stock units which were granted under our discontinued LTIP plan.

(3)
The value realized is based upon the fair market value of our common stock on the date of vesting multiplied by the number of shares/units which vested.

Fiscal 2008 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Douglas H. Brooks	—	—	89,367	—	1,158,575
Charles M. Sonsteby	67,342	—	35,323	—	499,394
Todd E. Diener(2)	—	—	—	—	—
Roger F. Thomson	51,897	—	3,742	—	79,348
Michael B. Webberman	50,125	—	3,053	—	71,762

(1)
Our Non-qualified Deferred Compensation program pays a fixed rate of interest on a participants deferrals. For deferrals in in calendar year 2007, the rate paid was 8.25%. Deferrals in calendar year 2008 earned interest at the rate of 7.75%.

(2)
Mr. Diener does not participate in the program.

Fiscal 2008 Potential Payments Upon Termination
or Change in Control for Douglas H. Brooks(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change in Control	Disability(7)	Death(7)
Cash Compensation
Cash Severance(2)	—	—	900,000	—	900,000	—	—
Profit Sharing(3)	333,333	333,333	333,333	—	1,000,000	333,333	333,333
Equity Compensation(4)
Stock Options(5)	—	—	—	—	—	—	—
Performance Shares(6)	3,604,194	3,604,194	3,604,194	—	5,297,400	4,585,194	4,585,194
Restricted Stock	314,529	314,529	314,529	—	329,538	329,538	329,538
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	43,614	43,614	43,614	—	43,614	43,614	—
Life Insurance(8)	—	—	—	—	—	—	3,500,000
Disability Insurance(9)	—	—	—	—	—	1,395,000	—
Accrued Vacation	83,077	83,077	83,077	—	83,077	83,077	83,077
Total	4,378,747	4,378,747	5,278,747	—	7,653,629	6,769,756	8,831,142

(1)
Mr. Brooks is eligible for retirement as of the last day of the fiscal year. It is assumed under any of the scenarios listed (excluding death and disability) he would retire from the company.

(2)
Severance payments are based on tenure. Mr. Brooks would be eligible for the maximum severance payment of 12 months of salary.

(3)
The profit sharing award shown was earned for fiscal 2008, but is unpaid as of the last day of the fiscal year under all scenarios except for Change in Control. Our profit sharing plan states that no less than a target award will be paid in the event of a change in control.

(4)
Under our retirement provisions, Mr. Brooks is able to retain

—
All of his unvested stock options;

—
A pro-rata portion of his fiscal 2008 performance shares (33%) and all of his performance shares granted prior to fiscal 2008;

—
A pro-rata portion of his career equity (85%); and

—
All of his restricted stock granted under our discontinued LTIP program.

  For a detailed description of our retirement program, please see the Retirement Definitions and Payouts section in the discussion portion of the proxy.

(5)
As of the last day of the fiscal year all of Mr. Brooks' unvested stock options are underwater (the market price is below the strike price).

(6)
Under all of the scenarios listed except Change in Control the fiscal 2006 performance shares reflect a payout of 56% (which was earned but unpaid as of the last day of the fiscal year) and a target payout for fiscal 2007 and 2008 awards. Under the Change in Control scenario the fiscal 2006 award reflects a target payout as our plan states that no less than a target award will be paid in the event of a change incontrol.

(7)
Under our death and disability provisions no pro-ration would apply to any of Mr. Brooks' unvested equity.

(8)
The Company provides term life insurance for the NEOs at four times base salary with a maximum benefit of $3,500,000.

(9)
Amounts listed assumes that Mr. Brooks would be on Short Term Disability for nine months (the maximum allowed under our plan based on tenure) and then Long Term Disability for two years.

Fiscal 2008 Potential Payments upon Termination
or Change in Control for Charles M. Sonsteby(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement	Involuntary Not For Cause Termination(7)	For Cause Termination	Change in Control	Disability(8)	Death(8)
Cash Compensation
Cash Severance(2)	—	—	616,171	—	616,171	—	—
Profit Sharing(3)	—	—	—	—	492,937	164,498	164,498
Equity Compensation(4)
Stock Options(5)	—	—	—	—	—	—	—
Performance Shares(6)	901,735	—	1,097,935	—	1,736,370	1,490,335	1,490,335
2005 Executive LTIP	—	—	—	—	2,354,400	2,354,400	2,354,400
Restricted Stock	76,499	—	91,214	—	204,029	204,029	204,029
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(9)	—	—	—	—	—	—	2,464,684
Disability Insurance(10)	—	—	—	—	—	1,182,128	—
Accrued Vacation	56,877	—	56,877	—	56,877	56,877	56,877
Total	1,035,111	—	1,862,197	—	5,460,784	5,452,267	6,734,823

(1)
Mr. Sonsteby is not eligible for retirement as of the last day of the fiscal year. However, for grants prior to fiscal 2008 he meets the age and and service requirements to retain his unvested equity. For a detailed description of our retirement program, please see the Retirement Definitions and Payouts section in the discussion portion of the proxy.

(2)
Severance payments are based on tenure. Mr. Sonsteby would be eligible for the maximum severance payment of 12 months of salary.

(3)
The profit sharing award shown was earned for fiscal 2008, but is unpaid as of the last day of the fiscal year under all scenarios except for Change in Control. Our profit sharing plan states that no less than a target award will be paid in the event of a change in control.

(4)
Under old retirement provisions, Mr. Sonsteby is able to retain his unvested equity for grants prior to fiscal 2008 except for the 2005 Executive LTIP award. Mr. Sonsteby is only able to retain these unvested shares in the event of Death, Disability or Change in Control.

(5)
As of the last day of the fiscal year all of Mr. Sonsteby's unvested stock options are underwater (the market price is below the strike price).

(6)
Under all of the scenarios listed except Change in Control the fiscal 2006 performance shares reflect a payout of 56% (which was earned but unpaid as of the last day of the fiscal year) and a target payout for fiscal 2007 and 2008 awards. Under the Change in Control scenario the fiscal 2006 award reflects a target payout as our plan states that no less than a target award will be paid in the event of a change in control.

(7)
Under the Involuntary Not for Cause Termination scenario, Mr. Sonsteby is able to retain his unvested equity prior to fiscal 2008 (except the 2005 Executive LTIP) and a pro-rata portion of his fiscal 2008 performance shares and career equity.

(8)
Under our death and disability provisions no pro-ration would apply to any of Mr. Sonsteby's unvested equity.

(9)
The Company provides term life insurance for the NEOs at four times base salary with a maximum benefit of $3,500,000.

(10)
Amounts listed assumes that Mr. Sonsteby would be on Short Term Disability for nine months (the maximum allowed under our plan based on tenure) and then Long Term Disability for two years.

Fiscal 2008 Potential Payments upon Termination
or Change in Control for Todd E. Diener(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement	Involuntary Not For Cause Termination(7)	For Cause Termination	Change in Control	Disability(8)	Death(8)
Cash Compensation
Cash Severance(2)	—	—	628,852	—	628,852	—	—
Profit Sharing(3)	—	—	—	—	440,196	146,898	146,898
Equity Compensation(4)
Stock Options(5)	—	—	—	—	—	—	—
Performance Shares(6)	1,524,474	—	1,720,674	—	2,501,550	2,113,074	2,113,074
2005 Executive LTIP	—	—	—	—	1,471,500	1,471,500	1,471,500
Restricted Stock	216,251	—	230,967	—	343,782	343,782	343,782
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(9)	—	—	—	—	—	—	2,515,408
Disability Insurance(10)	—	—	—	—	—	1,191,639	—
Accrued Vacation	58,048	—	58,048	—	58,048	58,048	58,048
Total	1,798,773	—	2,638,541	—	5,443,928	5,324,941	6,648,710

(1)
Mr. Diener is not eligible for retirement as of the last day of the fiscal year. However, for grants prior to fiscal 2008 he meets the age and and service requirements to retain his unvested equity. For a detailed description of our retirement program, please see the Retirement Definitions and Payouts section in the discussion portion of the proxy.

(2)
Severance payments are based on tenure. Mr. Diener would be eligible for the maximum severance payment of 12 months of salary.

(3)
The profit sharing award shown was earned for fiscal 2008, but is unpaid as of the last day of the fiscal year under all scenarios except for Change in Control. Our profit sharing plan states that no less than a target award will be paid in the event of a change in control.

(4)
Under old retirement provisions, Mr. Diener is able to retain his unvested equity for grants prior to fiscal 2008 except for the 2005 Executive LTIP award. Mr. Diener is only able to retain these unvested shares in the event of Death, Disability or Change in Control.

(5)
As of the last day of the fiscal year all of Mr. Diener's unvested stock options are underwater (the market price is below the strike price).

(6)
Under all of the scenarios listed except Change in Control the fiscal 2006 performance shares reflect a payout of 56% (which was earned but unpaid as of the last day of the fiscal year) and a target payout for fiscal 2007 and 2008 awards. Under the Change in Control scenario the fiscal 2006 award reflects a target payout as our plan states that no less than a target award will be paid in the event of a change in control.

(7)
Under the Involuntary Not for Cause Termination scenario, Mr. Diener is able to retain his unvested equity prior to fiscal 2008 (except the 2005 Executive LTIP) and a pro-rata portion of his fiscal 2008 performance shares and career equity.

(8)
Under our death and disability provisions no pro-ration would apply to any of Mr. Diener's unvested equity.

(9)
The Company provides term life insurance for the NEOs at four times base salary with a maximum benefit of $3,500,000.

(10)
Amounts listed assumes that Mr. Diener would be on Short Term Disability for nine months (the maximum allowed under our plan based on tenure) and then Long Term Disability for two years.

Fiscal 2008 Potential Payments upon Termination
or Change in Control for Roger F. Thomson(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement	Involuntary Not For Cause Termination	For Cause Termination	Change in Control	Disability(8)	Death(8)
Cash Compensation
Cash Severance(2)	—	—	518,970	—	518,970	—	—
Profit Sharing(3)	103,911	103,911	103,911	—	311,382	103,911	103,911
Equity Compensation(4)
Stock Options(5)	—	—	—	—	—	—	—
Performance Shares(6)	919,524	919,524	919,524	—	1,348,875	1,122,264	1,122,264
2005 Executive LTIP(7)	—	—	—	—	1,236,060	1,236,060	1,236,060
Restricted Stock	121,310	121,310	121,310	—	181,053	181,053	181,053
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	22,362	22,362	22,362	—	22,362	22,362	—
Life Insurance(9)	—	—	—	—	—	—	2,075,879
Disability Insurance(10)	—	—	—	—	—	1,109,227	—
Accrued Vacation	47,905	47,905	47,905	—	47,905	47,905	47,905
Total	1,215,012	1,215,012	1,733,982	—	3,666,607	3,822,782	4,767,072

(1)
Mr. Thomson is eligible for retirement as of the last day of the fiscal year. It is assumed under any of the scenarios listed (excluding death and disability) he would retire from the company.

(2)
Severance payments are based on tenure. Mr. Thomson would be eligible for the maximum severance payment of 12 months of salary.

(3)
The profit sharing award shown was earned for fiscal 2008, but is unpaid as of the last day of the fiscal year under all scenarios except for Change in Control. Our profit sharing plan states that no less than a target award will be paid in the event of a change in control.

(4)
Under our retirement provisions, Mr. Thomson is able to retain

—
All of his unvested stock options;

—
A pro-rata portion of his fiscal 2008 performance shares (33%) and all of his performance shares granted prior to fiscal 2008;

—
A pro-rata portion of his career equity (97%); and

—
All of his restricted stock granted under our discontinued LTIP program.

  For a detailed description of our retirement program, please see the Retirement Definitions and Payouts section in the discussion portion of the proxy.

(5)
As of the last day of the fiscal year all of Mr. Thomson's unvested stock options are underwater (the market price is below the strike price).

(6)
Under all of the scenarios listed except Change in Control the fiscal 2006 performance shares reflect a payout of 56% (which was earned but unpaid as of the last day of the fiscal year) and a target payout for fiscal 2007 and 2008 awards. Under the Change in Control scenario the fiscal 2006 award reflects a target payout as our plan states that no less than a target award will be paid in the event of a change in control.

(7)
Mr. Thomson is only able to retain the 2005 Executive LTIP award under the Change in Control, Death and Disability scenarios.

(8)
Under our death and disability provisions no pro-ration would apply to any of Mr. Thomson's unvested equity.

(9)
The Company provides term life insurance for the NEOs at four times base salary with a maximum benefit of $3,500,000.

(10)
Amounts listed assumes that Mr. Thomson would be on Short Term Disability for nine months (the maximum allowed under our plan based on tenure) and then Long Term Disability for two years.

Fiscal 2008 Potential Payments upon Termination
or Change in Control for Michael B. Webberman(1)

Benefits and Payments Upon Separation	Voluntary Resignation ($)	Retirement	Involuntary Not For Cause Termination(4)	For Cause Termination	Change in Control	Disability(8)	Death(8)
Cash Compensation
Cash Severance(2)	—	—	406,770	—	406,770	—	—
Profit Sharing(3)	—	—	—	—	244,062	81,446	81,446
Equity Compensation
Stock Options(5)	—	—	—	—	—	—	—
Performance Shares(6)	—	—	101,370	—	1,245,870	1,051,632	1,051,632
2005 Executive LTIP(7)	—	—	—	—	647,460	647,460	647,460
Restricted Stock	—	—	14,715	—	173,676	173,676	173,676
Benefits & Perquisites
Deferred Savings Plan	—	—	—	—	—	—	—
Retiree Medical	—	—	—	—	—	—	—
Life Insurance(9)	—	—	—	—	—	—	1,627,079
Disability Insurance(10)	—	—	—	—	—	874,555	—
Accrued Vacation	37,548	—	37,548	—	37,548	37,548	37,548
Total	37,548	—	560,403	—	2,755,386	2,866,317	3,618,841

(1)
Mr. Webberman is not eligible for retirement as of the last day of the fiscal year.

(2)
Severance payments are based on tenure. Mr. Webberman would be eligible for the maximum severance payment of 12 months of salary.

(3)
The profit sharing award shown was earned for fiscal 2008, but is unpaid as of the last day of the fiscal year under all scenarios except for Change in Control. Our profit sharing plan states that no less than a target award will be paid in the event of a change in control.

(4)
In this scenario Mr. Webberman is able to retain his fiscal 2008 option award, a pro-rata portion of his performance share award and a a pro-rata portion of his career equity award.

(5)
As of the last day of the fiscal year all of Mr. Webberman's unvested stock options are underwater (the market price is below the strike price).

(6)
Under all of the applicable scenarios except Change in Control the fiscal 2006 performance shares reflect a payout of 56% (which was earned but unpaid as of the last day of the fiscal year) and a target payout for fiscal 2007 and 2008 awards. Under the Change in Control scenario the fiscal 2006 award reflects a target payout as our plan states that no less than a target award will be paid in the event of a change in control.

(7)
Mr. Webberman is only able to retain the 2005 Executive LTIP award under the Change in Control, Death and Disability scenarios.

(8)
Under our death and disability provisions no pro-ration would apply to any of Mr. Webberman's unvested equity.

(9)
The Company provides term life insurance for the NEOs at four times base salary with a maximum benefit of $3,500,000.

(10)
Amounts listed assumes that Mr. Webberman would be on Short Term Disability for nine months (the maximum allowed under our plan based on tenure) and then Long Term Disability for two years.

 REPORT OF THE AUDIT COMMITTEE

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management is responsible for our internal controls and the financial reporting process. KPMG LLP, our independent auditors, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on those statements. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also is responsible for the selection of our independent auditors. The Audit Committee is composed solely of independent directors who are qualified for service under NYSE listing standards and SEC rules.

        In this context, the Audit Committee held discussions with our management regarding our audited financial statements. Our management represented to the Audit Committee that our audited financial statements were prepared in accordance with generally accepted accounting principles. Such discussions also involved an evaluation of the independence of KPMG LLP. The Audit Committee reviewed and discussed the audited financial statements with both management and KPMG LLP. The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP their independence in connection with their audit of our financial statements.

        Based on the discussions with KPMG LLP concerning the audit, the independence discussions, and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommends to the Board that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 25, 2008 for filing with the SEC. The Audit Committee approved the appointment of KPMG LLP as our independent registered public accounting firm for the 2009 fiscal year.

Respectfully submitted, AUDIT COMMITTEE
CECE SMITH (Chair) JAMES E. OESTERREICHER MARVIN J. GIROUARD GEORGE R. MRKONIC ERLE NYE

 STOCK OWNERSHIP OF CERTAIN PERSONS

        The following table shows the ownership of our common stock by (a) all persons known by us to beneficially own more than 5% of our common stock, (b) each present director, including present directors being considered for election at the annual meeting, (c) the named executive officers, and (d) all executive officers and directors as a group.

Name	Number of Shares of Common Stock Beneficially Owned as of August 14, 2008	Number Attributable to Options Exercisable Within 60 Days of August 14, 2008	Percent(12)
FMR Corp. 82 Devonshire Street Boston, MA 02109	11,062,894(1)	(6)	10.91%
Lazard Asset Management, LLC 30 Rockefeller Plaza New York, NY 10112	10,967,022(2)	(6)	10.82%
Snow Capital Management, L.P. 2100 Georgetowne Dr. Suite 400 Sewickley, PA 15143	6,416,780(3)	(6)	6.33%
Earnest Partners, LLC 75 Fourteenth Street Suite 2300 Atlanta, GA 30309	6,506,538(4)	(6)	6.42%
Lord, Abbett & Co. LLC 90 Hudson Street Jersey City, NJ 07302	6,452,086(5)	(6)	6.36%
Directors(7)
Douglas H. Brooks	1,403,765(8)	1,212,503(9)	1.38%
Harriet Edelman	8,158(8)	0(9)
Marvin J. Girouard	66,159(8)	40,996(9)	*
Ronald Kirk	85,948(8)	65,506(9)	*
John W. Mims	23,274(8)	0(9)	*
George R. Mrkonic	70,680(8)	42,500(9)	*
Erle Nye	77,310(8)	53,343(9)	*
James Oesterreicher	64,039(8)	40,029(9)	*
Rosendo G. Parra	48,628(8)	25,831(9)	*
Cece Smith	90,196(8)	55,500(9)	*
Named Executive Officers(7)(10)
Todd E. Diener	684,209(8)	563,182(11)	*
Charles M. Sonsteby	333,488(8)	184,251(11)	*
Roger F. Thomson	193,233(8)	107,244(11)	*
Michael Webberman	153,389(8)	110,808(11)	*
All Executive Officers and Directors as a Group (19 persons)	3,565,202(8)	2,697,444(9)(11)	3.52%

*
Less than 1%.

(1)
Based on information contained in Schedule 13G/A dated February 14, 2008. The Schedule 13G/A reported that FMR Corp. owned and had sole dispositive power over 11,062,894 shares of common stock, and had sole voting power over 1,164 of such shares.

(2)
Based on information contained in Schedule 13G/A dated February 8, 2008. The Schedule 13G/A reported that Lazard Asset Management LLC owned and had sole dispositive power over 10,967,022 shares of common stock, and had sole voting power over 10,923,867 of such shares.

(3)
Based on information contained in Schedule 13G dated February 4, 2008. The Schedule 13G reported that Snow Capital Management, L.P. owned and had sole dispositive power over 6,416,780 shares of common stock and had sole voting power over 6,358,375 of such shares.

(4)
Based on information contained in Schedule 13G/A dated January 31, 2008. The Schedule 13G/A reported that Earnest Partners, LLC owned and had sole dispositive power over 6,506,538 shares of common stock, had sole voting power over 2,634,828 of such shares, and had shared voting power over 1,924,097 of such shares.

(5)
Based on information contained in Schedule 13G/A dated February 14, 2008. The Schedule 13G/A reported that Lord, Abbett & Co. LLC owned and had sole dispositive power over 6,452,086 shares of common stock and had sole voting power over 6,161,937 of such shares.

(6)
Not Applicable.

(7)
We determined beneficial ownership in accordance with the rules of the SEC. Except as noted, and except for any community property interests owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of stock of which they are identified as being the beneficial owners.

(8)
Our list includes shares of common stock which may be acquired by exercise of options vested, or vesting within 60 days of August 14, 2008, under one of the following plans: 1991 Stock Option Plan for Non-Employee Directors and Consultants, 1992 Incentive Stock Option Plan, Stock Option and Incentive Plan, and 1999 Stock Option and Incentive Plan for Non-Employee Directors and Consultants, as applicable.

(9)
Mr. Brooks owns 1,392,504 stock options, 1,212,503 of which have vested, or will vest, within 60 days of August 14, 2008. Ms. Edelman owns no stock options. Mr. Girouard owns 50,496 stock options, 40,996 of which have vested, or will vest, within 60 days of August 14, 2008. Mr. Kirk owns 75,644 stock options, 65,506 of which have vested, or will vest, within 60 days of August 14, 2008. Mr. Mims owns no stock options. Mr. Mrkonic owns 49,500 stock options, 42,500 of which have vested, or will vest, within 60 days of August 14, 2008. Mr. Nye owns 63,162 stock options, 53,343 of which have vested, or will vest, within 60 days of August 14, 2008. Mr. Oesterreicher owns 49,529 stock options, 40,029 of which have vested, or will vest, within 60 days of August 14, 2008. Mr. Parra owns 40,622 stock options, 25,831 of which have vested, or will vest, within 60 days of August 14, 2008. Ms. Smith owns 67,500 stock options, 55,500 of which have vested, or will vest, within 60 days of August 14, 2008.

(10)
In addition to Mr. Brooks who serves as a director.

(11)
Mr. Diener owns 653,183 stock options, 563,182 of which have vested, or will vest, within 60 days of August 14, 2008. Mr. Sonsteby owns 251,002 stock options, 184,251 of which have vested, or will vest, within 60 days of August 14, 2008. Mr. Thomson owns 152,620 stock options, 107,244 of which have vested, or will vest, within 60 days of August 15, 2008. Mr. Webberman owns 153,559 stock options, 110,808 of which have vested, or will vest, within 60 days of August 14, 2008. All Executive Officers and Directors as a Group own 3,346,200 stock options, 2,697,444 of which have vested, or will vest, within 60 days of August 14, 2008.

(12)
This percentage is based on number of outstanding shares of common stock as of August 14, 2008 (101,387,001 shares).

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, our directors and executive officers, and persons who own more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC and to furnish us with copies of all such reports. Based on our review of the reports we received and other written communications, we believe that all filing requirements were satisfied.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        It is our policy, where possible, to avoid transactions (except those which are employment related) with officers, directors, and affiliates. If we believe we should enter into any such transactions, we will do so on terms no less favorable to us than we could obtain from third parties, and such transactions will be approved by a majority of the disinterested directors of the Company. Except as noted below, there were no transactions required to be reported.

        On August 26, 2004, Mr. Ronald A. McDougall agreed to serve as a consultant to us following the termination of his service on the Board of Directors effective November 4, 2004. Under this agreement, Mr. McDougall remained a consultant to us through November 3, 2006. The agreement expired on November 6, 2006. During the three year period after termination, Mr. McDougall has also agreed to not be employed by or consult for any of our competitors. This period will end on November 5, 2009.

        During the fiscal year 2008, we employed two family members of one of our executive officers. These family members received compensation comparable to other team members in the Company at a similar level, are not executive officers, and do not report directly to any of our executive officers. None of our directors or executive officers has a material interest in these family members' employment relationship and none of them share a home with these team members.

MISCELLANEOUS

        The Annual Report to Shareholders of the Company, including our Form 10-K for the fiscal year ended June 25, 2008, accompanying this Proxy Statement is not deemed to be a part of the Proxy Statement.

By Order of the Board of Directors,
ROGER F. THOMSON Secretary

Dallas, Texas
September 11, 2008

 APPENDIX A

BRINKER INTERNATIONAL, INC.
STOCK OPTION AND INCENTIVE PLAN

SECTION 1

GENERAL

        1.1    Purpose.    The Brinker International, Inc. Stock Option and Incentive Plan (the "Plan") has been established by Brinker International, Inc. (the "Company") (i) to attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

        1.2    Participation.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

        1.3    Operation, Administration and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

SECTION 2

OPTIONS AND SARS

        2.1    Definitions.

    (a)
    The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

    (b)
    A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

        2.2    Exercise Price.    The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted.

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        2.3    Exercise.    An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

        2.4    Payment of Option Exercise Price.    The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

    (a)
    Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

    (b)
    The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

    (c)
    The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

        2.5    Settlement of Award.    Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish (including acceleration of vesting in the event of the Participant's death, disability, or involuntary termination or a change in control of the Company). Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

SECTION 3

OTHER STOCK AWARDS

        3.1    Definition.    A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. The grant of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future may be done in such form as the Committee determines, including, without limitation, performance shares or restricted stock units.

        3.2    Restrictions on Stock Awards.    Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance measures. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly traded companies. If the right to become vested in a Stock Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of performance measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, or involuntary termination or a change in control of the Company).

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SECTION 4

OPERATION AND ADMINISTRATION

        4.1    Effective Date.    The Plan shall be effective as of September 3, 1998 (the "Effective Date"), shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

        4.2    Shares Subject to Plan.

(a)	(i)
Subject to the following provisions of this subsection 4.2, the maximum number shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (1) 28,250,000 shares of Stock and (2) any shares of Stock that are represented by awards granted under any prior plan of the Company in which employees are eligible to participate (the "Prior Plans"), which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company.
      (ii)
      Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

      (iii)
      Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

      (iv)
      Notwithstanding the foregoing, the following shares of Stock shall not be available for issuance under the Plan:

      (1)
      shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under the Plan;

      (2)
      shares reserved for issuance for each SAR granted under the Plan, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of each such SAR; and

      (3)
      shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the lapse of restrictions on a Stock Award or the exercise of any Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.

    (b)
    Subject to paragraph 4.2(c), the following additional maximums are imposed under the Plan.

    (i)
    The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 28,250,000 shares.

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      (ii)
      The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 3 (relating to Stock Awards) shall equal the sum of: (1) 6,500,000 shares, and (2) the 816,145 shares previously issued in conjunction with Stock Awards during the time period prior to November 13, 2002.

      (iii)
      The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 500,000 shares during any fiscal year.

      (iv)
      The maximum number of shares or units that can be made for Awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be 500,000 shares or units for any single or combined performance goals established for any fiscal year.

      (v)
      The maximum time period for any Option or SAR to be exercised shall be 10 years from the date of grant.

    (c)
    Subject to the provisions of Section 6 hereof, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs as well as any other adjustments that the Committee determines to be equitable.

        4.3    Limit on Distribution.    Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

    (a)
    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

    (b)
    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        4.4    Tax Withholding.    Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

        4.5    Payment Shares.    Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

        4.6    Dividends and Dividend Equivalents.    An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the

4

Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

        4.7    Payments.    Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Stock Award payment, subject to such rules and procedures as it may establish, which may include, without limitation, provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents, or rules and procedures intended to comply with Section 409(A) of the Code.

        4.8    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. However, in no event may Awards be transferred for monetary value or monetary consideration without the approval of the shareholders of the Company. Notwithstanding the foregoing, Options may be assigned or transferred by the Participant (a) to immediate family members of the Participant, or (b) to a trust in which the Participant or such family members have more than 50% of the beneficial interests, a foundation in which the Participant or such family members control the management of the foundation's assets, or any other entity in which the Participant or such family members own more than 50% of the voting interests.

        4.9    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        4.10    Agreement With Company.    At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

        4.11    Limitation of Implied Rights.

    (a)
    Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

    (b)
    The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5

        4.12    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

        4.13    Action by Company or Related Company.    Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the company.

        4.14    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        4.15    Compliance with Section 409(A) of the Code.    To the extent applicable, it is intended that the Plan and any Awards granted hereunder are exempt from Section 409(A) of the Code or are structured in a manner that would not cause a Participant to be subject to taxes and interest pursuant to Section 409(A) of the Code. The Plan and any Awards granted hereunder shall be construed and interpreted in a manner consistent with such intent.

SECTION 5

COMMITTEE

        5.1    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee (the "Committee") in accordance with this Section 5. The Committee shall be selected by the Board and shall consist of two or more members of the Board.

        5.2    Powers of Committee.    The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

    (a)
    Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

    (b)
    Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements. The performance goals for such Awards will be selected from the criteria set forth on Attachment A attached to the Plan.

    (c)
    Subject to the provisions of the Plan, the Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

6

    (d)
    The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

    (e)
    Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

    (f)
    Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

    (g)
    In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

        5.3    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange and subject to the prior approval of the Board, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        5.4    Information to be Furnished to Committee.    The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 6

ACCELERATION OF EXERCISABILITY
AND VESTING UNDER CERTAIN CIRCUMSTANCES

        Notwithstanding any provision in this Plan to the contrary, with regard to any Award of Options, SARs and Stock Awards to any Participant, unless the particular grant agreement provides otherwise, all Awards will become immediately exercisable and vested in full upon the occurrence, before the expiration or termination of such Option, SARs and Stock Awards or forfeiture of such Awards, of any of the events listed below:

    (a)
    a sale, transfer or other conveyance of all or substantially all of the assets of the Company on a consolidated basis; or

    (b)
    the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company; or

7

    (c)
    the failure at any annual or special meetings of the Company's shareholders held during the three-year period following a "solicitation in opposition" as defined in Rule 14a-6 promulgated under the Exchange Act, of a majority of the persons nominated by the Company in the proxy material mailed to shareholders by the management of the Company to win election to seats on the Board (such majority calculated based upon the total number of persons nominated by the Company failing to win election to seats on the Board divided by the total number of Board members of the Board as of the beginning of such three year period), excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.

SECTION 7

AMENDMENT AND TERMINATION

        The Committee may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2 (relating to certain adjustments to shares) and Section 6 hereof (relating to immediate vesting upon certain events), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Notwithstanding anything herein to the contrary, no amendment to the Plan may be adopted without the approval of the Company's shareholders that would (a) materially increase the number of shares available under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction), (b) change the types of Awards available under the Plan, (c) materially expand the class of persons eligible to receive Awards under or otherwise participate in the Plan, (d) materially extend the term of the Plan, (e) materially change the method of determining the strike price of options under the Plan, (f) permit repricing of an Option or SAR, or (g) permit the grant of an Option or SAR for, or in connection with, the cancellation or surrender of an Option, SAR or Stock Award granted under the Plan having a higher option or exercise price.

SECTION 8

DEFINED TERMS

        For purposes of the Plan, the terms listed below shall be defined as follows:

    (a)
    Award.    The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

    (b)
    Board.    The term "Board" shall mean the Board of Directors of the Company.

    (c)
    Code.    The term "Code" means the Internal Revenue Code of 1986, as amended from time to time, including any rules and regulations thereunder and any Department of Treasury and Internal Revenue Service interpretations thereof. A reference to any provision of the Code shall include reference to any successor provision of the Code.

    (d)
    Eligible Employee.    The term "Eligible Employee" shall mean any employee of the Company or a Related Company.

    (e)
    Fair Market Value.    For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

    (i)
    If the Stock is at the time listed or admitted to trading on any stock exchange, then the "Fair Market Value" shall be the mean the closing price of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading.

8

      (ii)
      If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

      (iii)
      If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

    (f)
    Exchange Act.    The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (g)
    Related Companies.    The term "Related Company" means any company during any period in which it is a "parent company" (as that term is defined in Code section 424(e)) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

    (h)
    Stock.    The term "Stock" shall mean shares of common stock of the Company.

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 ATTACHMENT A
TO
BRINKER INTERNATIONAL, INC.
STOCK OPTION AND INCENTIVE PLAN

        If Awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Internal Revenue Code as "performance-based compensation," the performance goals will be selected from among the following criteria, which may be applied to the Company as a whole, or to an individual recipient, or to a department, brand, unit, division or function within the Company or an affiliate, or any combination of the preceding groups, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices):

          (a)       earnings (either in the aggregate or on a per share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes (sometimes called EBIT), before or after interest, taxes and rent (sometimes called EBITR), or before or after interest, taxes, depreciation, and amortization (sometimes called EBITDA);

          (b)       gross or net revenue or changes in annual revenues;

          (c)       cash flow(s) (including either operating or net cash flows);

          (d)       financial return ratios;

          (e)       total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation;

          (f)        earnings growth or growth in earnings per share;

          (g)       total business return, or return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales;

          (h)       adjusted pre-tax margin;

          (i)        pre-tax profits;

          (j)        operating margins;

          (k)       operating profits;

          (l)        operating or capital expenses;

          (m)      dividends;

          (n)       net income or net operating income;

          (o)       growth in operating earnings;

          (p)       value of assets;

          (q)       market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

          (r)       aggregate product price and other product measures;

          (s)       expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions;

          (t)        reduction of losses, loss ratios or expense ratios;

          (u)       reduction in fixed costs;

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          (v)       operating cost management;

          (w)      cost of capital;

          (x)       debt reduction;

          (y)       productivity improvements;

          (z)       inventory turnover;

          (aa)     satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

          (bb)     customer satisfaction based on specified objective goals or a Company-sponsored customer survey;

          (cc)     diversity goals;

          (dd)     turnover;

          (ee)     specified objective social goals;

          (ff)      safety record;

          (gg)     retention of high-potential team members;

          (hh)     flow through of cash, sales, earnings, profits or other financial measures;

          (ii)       growth in franchised locations;

          (jj)       culinary product pipeline goals;

          (kk)     brand positioning goals; or

          (ll)       development pipeline goals.

        Subject to any limitations in Section 162(m) of the Internal Revenue Code, the Committee may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts, any unusual non-recurring gain or loss, and other items as the Committee determines to be required so that the operating results of the Company, or any business unit, division or affiliate of the Company shall be computed on a comparative basis from performance period to performance period.

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The Annual Report and Proxy Statement are available at www.proxyvote.com.

FOLD AND DETACH HERE

BRINKER INTERNATIONAL, INC.

PROXY

The undersigned hereby (a) acknowledges receipt of the notice of Annual Meeting of Shareholders of Brinker International, Inc. (the “Company”) to be held at the Cinemark 17 Theater, 11819 Webb Chapel Road, Dallas, Texas 75234, on Thursday, October 30, 2008, at 10:00 a.m., CDT, and the Proxy Statement in connection therewith, and (b) appoints Douglas H. Brooks and Marvin J. Girouard, and each of them, as the undersigned’s proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that the undersigned’s proxy be voted as shown on the reverse side hereof or as directed via Telephone or Internet.

If more than one of the proxies shall be present in person or by substitute at the meeting or any adjournment thereof, all of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given or given via Telephone or Internet.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR BY TELEPHONE OR INTERNET.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued On Reverse Side)

BRINKER INTERNATIONAL, INC.
6820 LBJ FREEWAY

DALLAS, TX 75240

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Brinker International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Brinker International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BRNKR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRINKER INTERNATIONAL, INC.	For	Withhold	For All
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS	All	All	Except
1, 2 AND 3 AS DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors

1.	ELECTION OF DIRECTORS
Nominees:

01) Douglas H. Brooks
02) Harriet Edelman
03) Marvin J. Girouard
04) Ronald Kirk
05) John W.Mims
06) George R. Mrkonic
07) Erle Nye
08) James E. Oesterreicher
09) Rosendo G. Parra
10) Cece Smith

Vote on Proposals	For	Against	Abstain

2. THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR FISCAL 2009 YEAR.	☐	☐	☐

3. AMENDMENT TO THE STOCK OPTION AND INCENTIVE PLAN.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSAL 4.

4. APPROVAL OF SHAREHOLDER PROPOSAL SUBMITTED BY PETA.	☐	☐	☐

5. IN THE DISCRETION OF THE PROXIES , ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
PROPOSAL 1
PROPOSAL 2
PROPOSAL 3
PROPOSAL 4
INFORMATION ABOUT THE BOARD OF DIRECTORS AND GOVERNANCE OF THE COMPANY
DIRECTOR COMPENSATION FOR FISCAL 2008
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK OWNERSHIP OF CERTAIN PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
MISCELLANEOUS
APPENDIX A
ATTACHMENT A TO BRINKER INTERNATIONAL, INC. STOCK OPTION AND INCENTIVE PLAN